As  filed  with  the  Securities  and  Exchange  Commission on August 5, 2005.
                                                   Registration  No.
                                                                    ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NEW CENTURY ENERGY CORP.
    --------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

        Colorado                       1311                       93-1192725
  ---------------------          ----------------               ---------------
 (State or jurisdiction         (Primary Standard               (IRS Employer
   of incorporation or           Industrial                      Identification
      organization)              Classification                  No.)
                                 Code Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                                 (713) 266-4344
--------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)


            Edward R. DeStefano, President & Chief Executive Officer
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                                 (713) 266-4344

            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                With copies to:


         David M. Loev,                          John S. Gillies,
   David M. Loev, Attorney at Law           David M. Loev, Attorney at Law
   2777 Allen Parkway, Suite 1000           2777 Allen Parkway, Suite 1000
       Houston, TX 77019                            Houston, TX 77019
      (713) 524-4110 Tel.                          (713) 524-4110 Tel.
      (713) 524-4122 Fax.                          (713) 456-7908 Fax.

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).

CALCULATION OF REGISTRATION FEE

TITLE OF EACH           AMOUNT BEING        PROPOSED          PROPOSED MAXIMUM         AMOUNT OF
CLASS OF SECURITIES      REGISTERED         MAXIMUM           AGGREGATE PRICE         REGISTRATION
TO BE REGISTERED                         PRICE PER SHARE                                  FEE
                                              (1)
-------------------     ------------     ---------------      ----------------        ------------
Common Stock
$0.001 Par Value (2)    36,290,322       $          0.49     $   17,782,257.78        $   2,092.97

Common Stock
$0.001 Par Value (3)    10,222,784       $          0.49     $    5,009,164.16        $     589.58

Common Stock
$0.001 Par Value (4)     8,158,065       $          0.49     $    3,997,451.85        $     470.50

Common Stock
$0.001 Par Value (5)       250,000       $          0.49     $      122,500.00        $      14.42

===================     ============     ===============      ================        ============

TOTAL                   54,921,171       $          0.49     $   26,911,373.79        $   3,167.47


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board on August 1, 2005.

(2) The amount listed, 36,290,322 shares, represents 150% of the shares which the indebtedness owed to Laurus Master Fund, Ltd. is convertible into, to account for the conversion of accrued interest on the Secured Convertible Note and to account for any changes in the Fixed Conversion Rate, currently $0.62, explained in greater detail below under "Description of Business."

(3) Represents 10,222,784 shares underlying Laurus Master Fund, Ltd.'s Option, which is exercisable at $0.001 per share for an aggregate total cost of approximately $10,222.78, and of which Laurus Master Fund, Ltd. previously exercised a portion of its Option to purchase 3,675,000 shares for an aggregate of $3,675 on June 30, 2005, which Option is explained in greater detail below under "Description of Business."

(4) Represents 7,258,065 shares underlying Laurus Master Fund, Ltd.'s Warrant and 900,000 shares underlying Energy Capital Solutions, LP's warrant to purchase shares of the Registrant's common stock, exercisable at $0.80 per share, and which are explained in greater detail below under "Description of Business."

(5) Represents 250,000 shares of the Registrant's common stock which are held by Core Concepts, LLC.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            NEW CENTURY ENERGY CORP.
                  RESALE OF 54,921,171 SHARES OF COMMON STOCK

     The selling stockholders listed on page 72 may offer and sell up to 54,921,171 shares of our Common Stock under this prospectus for their own account.

     A current prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses. Our Common Stock is currently listed on the Over The Counter Bulletin Board ("OTCBB") under the symbol "NCEY."

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      THE DATE OF THIS PROSPECTUS IS         , 2005
                                                       ------

                                TABLE OF CONTENTS

     Prospectus Summary                                                  6

     Summary Financial Data                                             10

     Risk Factors                                                       11

     Use of Proceeds                                                    25

     Dividend Policy                                                    26

     Legal Proceedings                                                  26

     Directors, Executive Officers, Promoters and Control Persons       27

     Security Ownership of Certain Beneficial Owners
           and Management                                               28

     Interest of Named Experts and Counsel                              30

     Indemnification of Directors and Officers                          30

     Glossary of Technical Terms Used in this Prospectus                32

     Description of Business                                            38

     Management's Discussion and Analysis of Financial Condition
           and Results of Operations                                    52

     Description of Property                                            58

     Certain Relationships and Related Transactions                     66

     Executive Compensation                                             67

     Financial Statements                                               68

     Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure                           69

     Descriptions of Capital Stock                                      70

     Shares Available for Future Sale                                   71

     Plan of Distribution and Selling Stockholders                      72

     Market for Common Equity and
           Related Stockholder Matters                                  77

     Legal Matters                                                      78

     Part II                                                            79

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors. In this prospectus, the terms "we," "us," "our," "Company," and "New Century" refer to New Century Energy Corp., a Colorado corporation, and unless otherwise stated includes the operations of Century Resources, Inc., a Delaware company, and our wholly owned subsidiary, and unless the context otherwise requires, "Common Stock" refers to the Common Stock, par value $0.001 per share, of New Century Energy Corp. and "Preferred Stock" refers to the preferred stock, par value $0.001 per share of New Century Energy Corp.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     We are engaged in the acquisition, development, operation and exploration of oil and natural gas properties in the Gulf Coast region of the United States. We operate primarily in Texas and operate under the name of Century Resources, Inc. ("Century"), a Delaware corporation, and our wholly owned subsidiary. We have leases on properties in the Prado Field, Jim Hogg Country, Texas; the South Sargent Field, Matagorda County, Texas; San Miguel Creek Field, McMullen County, Texas; Wishbone Field, McMullen County, Texas; and the Tenna (Hillje Sand)
Field, Wharton County, Texas. Of the properties we operate, our working interest ranges from 6.2% to 100%.

     In furtherance of our oil and gas exploration and development activities, on June 30, 2005, we entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby we sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note"), which is convertible into an aggregate of 24,193,548 shares of our Common Stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $.80 per share (the "Warrant"); and issued an option to Laurus to purchase up to 10,222,784 shares of the Company's Common Stock (representing 20% of our stock on a fully-diluted basis), at $0.001 per share (the "Option"). Laurus exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate of $3,675, which shares were subsequently issued to Laurus. We also entered into a Registration Rights Agreement with respect to the Note, Option and Warrant shares, which shares (along with 150% of the shares issuable upon conversion of the Note) are being registered pursuant to this Registration Statement.

     We also granted Energy Capital Solutions, LP, 900,000 warrants immediately exercisable at $0.80 per share, under a separate Warrant Agreement, with piggyback registration rights pursuant to a finder's agreement in connection with the Closing, which warrants are also included in this Registration Statement.

     On June 6, 2005, we entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Core Concepts, LLC ("Core Concepts"), Timothy Novak ("Novak"), our former Director, and R. Paul Gray, our former Director ("Gray"). Pursuant to the terms of the Settlement Agreement, we agreed to issue two hundred and fifty thousand (250,000) restricted shares of our Common Stock to Core Concepts in return for Core Concepts, Novak and Gray agreeing to settle their disputes with us. We also gave Core Concepts piggyback registration rights in connection with the 250,000 shares, which shares have also been included in this Registration Statement.

     On September 30, 2004, we affected a 1:100 reverse stock split and unless otherwise stated, all share amounts in this Form SB-2 are provided in post-split share amounts.

THE OFFERING

     Common Stock offered by Selling Security Holders:

               Up to 54,921,171 shares of Common Stock including) up to 36,290,322 shares (or 150% of the shares), convertible at $0.62 per share, issuable upon conversion of the Note; 10,222,784 shares issuable in connection with the Option exercisable at $0.001 per share (of which 3,675,000 shares have previously been exercised and issued for aggregate consideration of $3,675); 8,158,065 shares exercisable in connection with the warrants exercisable at $0.80 per share; and 250,000 shares which are held by Core Concepts, LLC.

     Common Stock outstanding before the offering:

               54,610,612 shares (which amount includes the issuance of 3,675,000 shares to Laurus in connection with the exercise of a portion of the Option).

     Common Stock Outstanding after the Offering:

               105,856,783 shares (assuming full conversion and/or exercise of all shares registered in this Offering, which number takes into account the registration of 150% of the shares being registered for conversion of shares issuable pursuant to conversion of the Note).

     Use of Proceeds:

               This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Security Holders. We will not receive any proceeds from the resale of shares from the conversion of the Note; however we have used the proceeds from the sale of the Note and the exercise of a portion of the Option and will use the proceeds from the exercise of the warrants and Option as described under the section entitled "Use of Proceeds," below.

     Market  for  our  Common  Stock:

               Our Common Stock is quoted on the OTCBB under the trading symbol "NCEY". The market for our Common Stock is highly volatile, sporadic and illiquid as discussed in more detail, below, under the heading "Risk Factors". We can provide no assurance that there will be a market in the future for our Common Stock or that such market, if present will not continue to be volatile, sporadic and/or illiquid.

     Risks Associated with the offering:

               There are numerous risks associated with us and our ability to continue our business operations, including the need for additional financing to complete its planned oil and gas operations and repay amounts received in connection with the sale of a $15,000,000 Secured Convertible Term Note; the fact that our President can vote a majority of our outstanding shares of Common Stock; the speculative nature of oil and gas exploration in general; intense competition for our services; the management of our growth; the volatile nature of the price of oil and gas and the effect of potential environmental regulations on our business operations; risks associated with a default under the Secured Convertible Term Note, Common Stock Purchase Warrant and/or Option, and the related change in control which could then occur; penalties which may be payable to Laurus Master Fund, Ltd., in connection with the Registration Rights Agreement; the fact that the issuance of shares in connection with the Note, Warrant and Option, will cause immediate and substantial dilution; and the fact that we are subject to the Penny Stock rules of the SEC. We rely on our sole executive officer and director, Edward R. DeStefano and it is unlikely that if Mr. DeStefano is lost, that we will be able to succeed in our business plan. Investors are urged to read about these risk factors in greater detail below on page 11 under the section titled "Risk Factors," before making any investment in us.

     Information regarding certain technical oil and gas exploration terms which are used throughout this Form SB-2 can be found in the section titled "Glossary of Technical Terms Used in this Prospectus," below, and investors are encouraged to review that section before reviewing the Description of Business Section of this Form SB-2.

     Our principal executive offices are located at 5851 San Felipe, Suite 775, Houston, Texas, 77057. Our telephone number is (713) 266-4344. Our website address is www.newcenturyenergy.com (and includes information that we do not intend to include as part of this prospectus).






                  [Remainder of page left intentional blank.]

                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below, which is taken from the audited financial information of New Century Energy Corp. for the year ended December 31, 2004 and the unaudited financial information for the three months ended March 31, 2005, in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                 For the Three             For the
                                 Months Ended            Year Ended
                                 March 31, 2005        December 31, 2004
                                 --------------        -----------------
STATEMENT OF OPERATIONS

Oil and gas sales                $      239,395        $       1,714,443
Gain on sale of oil
   and gas properties                    ---           $         101,138
Sale of option to participate in
 future property acquisitions            ---           $         290,000
 ---------------------            ---------------      -----------------
  TOTAL REVENUES                 $      239,395        $       2,105,581

Lease Operating                  $      108,894        $         506,206
General & Administrative         $    1,581,130        $       4,158,022
Purchase of Vertica Shell                ---           $         718,488
Depreciation, depletion
   and amortization              $       43,919        $         397,132
Interest                                 ---           $         250,590
----------------------------      ---------------      -----------------
  TOTAL EXPENSES                 $     1,741,602       $       6,138,136
                                 ================      =================
NET LOSS                             ($1,444,930)           ($4,032,555)


                                                    As of March 31, 2005
                                                    --------------------
BALANCE SHEET

  Cash                                              $            496,505
  Accounts Receivable                               $            170,848
  Inventory                                         $             55,398
     Current Assets                                 $            733,551
  -------------------------------                   --------------------
  Net oil and gas properties                        $          1,952,370
  ========================                          ====================
 TOTAL ASSETS                                       $          2,690,753

Accounts payable                                    $            299,324
Liabilities related to purchase
   of Vertica shell                                 $            621,673
Accrued liabilities                                 $            128,564
Current portion of notes payable                    $            673,950
  =======================                           ====================
 TOTAL LIABILITIES                                  $          1,781,380

Retained Deficit                                    $         (5,577,740)
Total Stockholders' Equity                          $            909,373


                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in New Century Energy Corp. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

     Our business is subject to many risk factors, including the following (references to "our," "us," "we," and words of similar meaning in these Risk Factors refer to the Company and the Company's wholly owned subsidiary Century Resources, Inc.).



                  [Remainder of page intentionally left blank.]

                        RISKS RELATING TO OUR OPERATIONS
-------------------------------------------------------------------------------

WE WILL NEED ADDITIONAL FINANCING TO CONTINUE OUR BUSINESS PLAN AND DRILL, RECOMPLETE AND STUDY ADDITIONAL WELLS, WHICH FINANCING, IF WE ARE UNABLE TO
RAISE  MAY  FORCE  US  TO  SCALE  BACK  OR  ABANDON  OUR  BUSINESS  PLAN.

     We raised approximately $1,122,901 from the sale of our Common Stock under an exemption provided by Regulation S of the Securities Act of 1933 in 2004 and 2005 and recently raised $15,000,000 from the sale of a $15,000,000 Secured Convertible Term Note to Laurus Master Fund, Ltd. and $3,675 from Laurus' exercise of a portion of the Option. After purchasing the Wishbone field interests described under "Description of Business," and other costs associated with the closing of the Note, we have approximately $2,286,403 remaining from the sale of the Note. We believe that the approximately $2,286,403 remaining from the sale of the Note, and the revenues which we expect to generate from the sale of oil and gas will allow us to continue our business operations for approximately two years. However, as described below, the price of oil and gas is extremely volatile, we cannot be sure that we will find any additional quantities of oil and/or gas, nor can we give any assurances that if found that the oil and/or gas will be commercial quantities, that we will be able to extract it from the ground, that we will not face liability in connection with our extraction efforts, and/or that we will be able to generate the revenues we expect from the sale of our oil and gas. Additionally, we may choose to spend additional monies on the purchases of future oil and gas properties in the future. Depending on the decisions of our management, the volatility of the prices of oil and/or gas, our exploration activities, and/or potential liability, the monies remaining from the sale of the Note and the amount of money we receive from the sale of oil and gas may be spent by us substantially faster than the two years which we currently estimate such monies will last. As such, we may need to raise additional capital much sooner than the two year estimate which our management currently feels is reasonable. We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. We can give no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our exploration activities.


WE OWE LAURUS MASTER FUND, LTD., A SUBSTANTIAL AMOUNT OF MONEY WHICH WE DO NOT HAVE.

     In connection with the Securities Purchase Agreement, Laurus Master Fund, Ltd. ("Laurus"), purchased a $15,000,000 Secured Convertible Term Note ("Note"), which currently bears interest at the rate of 8.25% per year, which is subject to adjustment as described below under "Description of Business," and which is due and payable on June 30, 2008, and which $250,000 of principal is payable on the first day of each month beginning on January 1, 2006 and ending on June 30, 2008, at which time the remaining principal amount, of approximately $7,500,000 is due and payable. As of the date of this filing, we do have sufficient cash on hand to pay the $250,000 amounts of principal which are due, but we do not have funds available to repay the full $15,000,000. If we do not have sufficient funds to pay the total remaining amount of the Note (after taking into account payments of principal and conversions) when due, we will be in default and Laurus may take control of substantially all of our assets (as described in more detail under "Risks relating to the securities to which this prospectus relates"). As a result, we will need to raise or otherwise generate approximately $15,000,000 to repay the Note (not including any adjustments for payment of principal or conversion into shares of our Common Stock) by June 30, 2008. If we fail to raise this money, we could be forced to abandon or curtail our business operations.


WE RELY HEAVILY ON EDWARD R. DESTEFANO, OUR SOLE OFFICER AND DIRECTOR, AND IF HE WERE TO LEAVE, WE COULD FACE SUBSTANTIAL COSTS IN SECURING A SIMILARLY QUALIFIED OFFICER AND DIRECTOR.

     Our success depends upon the personal efforts and abilities of Edward R. DeStefano, our sole Director and our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Our ability to operate and implement our exploration activities is heavily dependent on the continued service of Mr. DeStefano and our ability to attract qualified contractors on an as-needed basis. We face continued competition for Mr. DeStefano and such contractors. Mr. DeStefano does not have an employment contract with us and we do not currently have any key man insurance on Mr. DeStefano. Mr. DeStefano is our driving force and is responsible for maintaining our relationships and operations. We cannot be certain that we will be able to retain Mr. DeStefano and/or attract and retain such contractors in the future. The loss of Mr. DeStefano and/or our inability to attract and retain qualified contractors on an as-needed basis could have a material adverse effect on our business and operations.


EDWARD R. DESTEFANO OWNS APPROXIMATELY 68.7% OF OUR OUTSTANDING COMMON STOCK, AND HAS SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS, AND AS A RESULT, IF YOU INVEST IN US, YOUR ABILITY TO AFFECT CORPORATE DECISIONS WILL BE LIMITED.

     Edward R. DeStefano, our sole director and sole executive officer, holds 37,500,000 shares of our Common Stock, representing approximately 68.7% of the outstanding shares of our Common Stock prior to this offering (and which will represent approximately 35.5% of our outstanding Common Stock assuming the sale of all shares registered pursuant to this offering, although Laurus may not convert their Note and/or exercise their Warrant and/or exercise the remaining shares issuable pursuant to the Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding Common Stock. However, this restriction does not prevent Laurus from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 9.99% limit). Accordingly, Mr. DeStefano will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control even after such conversion and exercise by Laurus, as Mr. DeStefano will likely continue to be our largest shareholder. The interests of Mr. DeStefano may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, as a potential investor under this offering, you should take into account the fact that any vote of shares purchased through this offering will have limited effect on the outcome of corporate decisions.


WE MAY FACE POTENTIAL LIABILITIES IN CONNECTION WITH MONIES OWED TO OUR FORMER EMPLOYEES, INCLUDING BACK WAGES AND LOAN AMOUNTS, WHICH MAY CAUSE US TO EXPEND RESOURCES IN LITIGATION OR SETTLEMENT NEGOTIATIONS.

     In February 2005, we received correspondence from four (4) of our former employees, which alleged that we owed them approximately $298,000 in accrued and unpaid wages, payroll taxes and unpaid loans. In July 2005, we entered into a Settlement, Release and Indemnification Agreement with three (3) of these individuals, whereby those three individuals agreed to release us from any and all claims in return for an aggregate of 58,000 shares of our restricted common stock. Although three of the four individuals have settled with us, there is still one individual whose claims are still outstanding. Our wholly-owned subsidiary, ERC Solutions, Inc., which we have agreed to spin-off into a separate, stand alone entity, and which we no longer have any voting or operational control over has assumed these liabilities, however we can make no assurances that we will not be held liable for these amounts to our former director and employee in the future. Additionally, we and our employees, including our Chief Executive Officer, may be forced to spend resources and time on the defense of this claim. If we are held liable for amounts which the former director and employee have alleged are due, or our Chief Executive Officer is forced to expend substantial amounts of his effort and time in defending this claim, it could, although it is not likely to, have a materially adverse effect on our business operations.


BECAUSE OF THE SPECULATIVE NATURE OF OIL AND GAS EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO ADDITIONAL COMMERCIALLY EXPLOITABLE OIL OR GAS WILL BE FOUND AND THAT OUR BUSINESS WILL FAIL.

     The search for commercial quantities of oil as a business is extremely risky. We cannot provide investors with any assurance that our properties contain commercially exploitable quantities of oil and/or gas. The exploration expenditures to be made by us may not result in the discovery of commercial quantities of oil and/or gas and problems such as unusual or unexpected formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts. If we are unable to find commercially exploitable quantities of oil and gas, and/or we are unable to commercially extract such quantities, we may be forced to abandon or curtail our business plan, and as a result, any investment in us may become worthless.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN OIL AND GAS EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS OPERATIONS, WHICH COULD FORCE US TO EXPEND A SUBSTANTIAL AMOUNT OF MONEY IN CONNECTION WITH LITIGATION AND/OR A SETTLEMENT.

     The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, caterings, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. In accordance with customary industry practices, we maintain insurance against some, but not all, of such risks and losses. As such, there can be no assurance that any insurance obtained by us will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against, could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment us becoming worthless.


WE REQUIRE SUBSTANTIAL ADDITIONAL FINANCING TO CONTINUE OUR EXPLORATION AND DRILLING ACTIVITIES, WHICH FINANCING IS OFTEN HEAVILY DEPENDENT ON THE CURRENT MARKET PRICE FOR OIL AND GAS, WHICH WE ARE UNABLE TO PREDICT.

     Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for oil and/or gas were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. There can be no assurance that capital from outside sources will be available, or that if such financing is available, that it will not involve issuing securities senior to the Common Stock or equity financings which will be dilutive to holders of Common Stock. Such issuances, if made, would likely cause a decrease in the value of our Common Stock.

THE MARKET FOR OIL AND GAS IS INTENSELY COMPETITIVE, AND AS SUCH, COMPETITIVE PRESSURES COULD FORCE US TO ABANDON OR CURTAIL OUR BUSINESS PLAN.

     The market for oil and gas exploration services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities. Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas, but are manufactured from renewable resources. As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.


WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH, WHICH COULD LEAD TO OUR INABILITY TO IMPLEMENT OUR BUSINESS PLAN.

     Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have one Executive Officer and Director. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth or in the event that the number of our drilling and/or extraction operations increases. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead us being forced to abandon or curtail our business plan and operations.




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                                       16

THE PRICE OF OIL AND NATURAL GAS HAS HISTORICALLY BEEN VOLATILE AND IF IT WERE TO DECREASE SUBSTANTIALLY, OUR PROJECTIONS, BUDGETS, AND REVENUES WOULD BE ADVERSELY EFFECTED, AND WE WOULD LIKELY BE FORCED TO MAKE MAJOR CHANGES IN OUR OPERATIONS.

     Our future financial condition, results of operations and the carrying value of our oil and natural gas properties depends primarily upon the prices we receive for our oil and natural gas production. Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations are highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. In the short-term, our production is relatively balanced between oil and natural gas, but long-term, we believe that gas prices are likely to affect us more than oil prices because as of March 31, 2005, approximately 56% of our current proved reserves were gas. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

     o  the  level  of  consumer  demand  for  oil  and  natural  gas;

     o  the  domestic  and  foreign  supply  of  oil  and  natural  gas;

     o the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls;

     o  the  price  of  foreign  oil  and  natural  gas;

     o  domestic  governmental  regulations  and  taxes;

     o  the  price  and  availability  of  alternative  fuel  sources;

     o  weather  conditions;

     o market uncertainty due to political conditions in oil and natural gas producing regions, including the Middle East; and

     o  worldwide  economic  conditions.

     These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce our revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect upon our financial condition, results of operations, oil and natural gas reserves and the carrying values of our oil and natural gas properties. If the oil and natural gas industry experiences significant price declines, we may be unable to make planned expenditures, among other things. If this were to happen, we may be forced to abandon or curtail our business operations, which would cause the value of an investment in us to decline in value, or become worthless.

OUR ESTIMATES OF RESERVES COULD HAVE FLAWS, OR MAY NOT ULTIMATELY TURN OUT TO BE 100% CORRECT OR COMMERCIALLY EXTRACTABLE AND AS A RESULT, OUR FUTURE REVENUES AND PROJECTIONS COULD BE INCORRECT.

     Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Our actual amounts of production, revenue, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves may vary substantially from the engineers' estimates. Oil and gas reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. In addition, any estimates of our future net revenues and the present value thereof are based on assumptions derived in part from historical price and cost information, which may not reflect current and future values, and on other assumptions made by us that only represent our best estimates. If these estimates of quantities, prices and costs prove inaccurate, we may be unsuccessful in expanding our oil and gas reserves base with our acquisitions. Additionally, if declines in and instability of oil and gas prices occur, then write downs in the capitalized costs associated with our oil and gas assets may be required. Because of the nature of the estimates of our reserves and estimates in general, we can give no assurance that additional or further reductions to our estimated proved oil and gas reserves and estimated future net revenues will not be required in the future, an/or that our estimated reserves will be present and/or commercially extractable. If our reserve estimates are incorrect, the value of our Common Stock could decrease and we may be forced to write down the capitalized costs of our oil and gas properties.

OUR OPERATIONS ARE HEAVILY DEPENDENT ON CURRENT ENVIRONMENTAL REGULATIONS, WHICH WE ARE UNABLE TO PREDICT, AND WHICH MAY CHANGE IN THE FUTURE, CAUSING US TO EXPEND SUBSTANTIAL ADDITIONAL CAPITAL.

     Public interest in the protection of the environment has increased dramatically in recent years. Our oil and natural gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could force us to expend additional operating costs and capital expenditures to stay in compliance.

     Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and
(vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

     Management believes that we are in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed to not be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our financial condition. If this were to happen, any investment in us could be lost.

                        RISKS RELATING TO THE SECURITIES
                        TO WHICH THIS PROSPECTUS RELATES
      --------------------------------------------------------------------

A DEFAULT BY US UNDER THE SECURED CONVERTIBLE TERM NOTE, COMMON STOCK PURCHASE WARRANT, OR OPTION, WOULD ENABLE LAURUS MASTER FUND, LTD., TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.

     The Convertible Secured Term Note, Common Stock Purchase Warrant and Option are secured by Laurus Master Funds, Ltd. by a continuing security interest in all of our assets, including without limitation, cash, cash equivalents, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures and other tangible and intangible assets, which we own or at any time in the future may acquire right, title or interest to. As a result, if we default under any provision of the Note, Warrant or Option, or fail to pay any amounts due to Laurus, Laurus may take control of substantially all of our assets. If this were to happen, we could be left with no revenue producing assets, and the value of our Common Stock could become worthless.

     Additionally, under the Stock Pledge Agreement between Laurus and us, we pledged all of the outstanding stock of our wholly owned subsidiary, Century Resources, Inc. ("Century"), as collateral for the Securities Purchase Agreement and Note. As a result, if we default under any provision of the Note, Warrant, Option, or any other agreement entered into in connection with the Closing, Laurus may take control of Century. If this were to happen, it could force us to abandon or curtail our business plan, and could result in our securities becoming worthless.

WE MAY BE REQUIRED TO PAY PENALTIES TO LAURUS MASTER FUND, LTD. UNDER THE REGISTRATION RIGHTS AGREEMENT, WHICH COULD FORCE US TO EXPEND A SUBSTANTIAL AMOUNT OF THE MONEY WE HAVE PREVIOUSLY RAISED.

     We granted Laurus Master Fund, Ltd., registration rights to the shares issuable to Laurus in connection with the Note, Warrant and Option, pursuant to a Registration Rights Agreement, and such shares are being registered under this Registration Statement. We agreed to give our best efforts to obtain effectiveness of this Registration Statement by October 28, 2005 (120 days from the date of the closing of the Securities Purchase Agreement). If we do not obtain effectiveness of this Registration Statement by that date, or this Registration Statement creases to be effective for more than 30 days or more than 20 consecutive days during the 365 day period following the effectiveness of the Registration Statement, or our Common Stock is not listed or quoted, or is suspended from trading for a period of three days from the OTC Bulletin Board, which we have been unable to cure within 30 days of notice thereof, we will be forced to pay Laurus, as liquidated damages, an amount equal to $7,500 per day that such event listed above exceeds the time period given. As a result, if we fail to obtain effectiveness of this Registration Statement by October 28, 2005, or our Common Stock ceases to trade on the OTC Bulletin Board, we will be forced to pay substantial penalties to Laurus, which would cause us to spend a substantial amount of the money raised in connection with the Securities Purchase Agreement, and could force us to abandon or scale back our current planned operations.

THE NOTE, WARRANT AND OPTION CONTAIN PROVISIONS WHEREBY LAURUS MASTER FUND, LTD. MAY HOLD MORE THAN 9.99% OF OUR COMMON STOCK, PROVIDED THEY GIVE US 75 DAYS NOTICE.

     Although Laurus may not convert their Note and/or exercise their Warrant and/or Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding Common Stock, the Note, Warrant and Option also contain provisions which provide for the 9.99% limit to be waived provided that Laurus provides us with 75 days notice of their intent to hold more than 9.99% of our Common Stock. As a result, if we receive 75 days notice from Laurus and this Registration Statement is declared effective, Laurus may fully exercise the Option and Warrant and fully convert the Note, and become the beneficial owner of up to approximately 45% of our then outstanding Common Stock. If that were to happen, Laurus would have significant control over us, including the election of Directors and ability to cause or prevent a change in control and/or our business operations. If Laurus were to take control over approximately 45% of our outstanding Common Stock, it could force us to change our business focus, sell all or substantially all of our assets, or abandon our business plan. Any such event, if it were to occur would likely cause the value of our Common Stock to decline, and could lead to our Common Stock becoming worthless.

IF AN EVENT OF DEFAULT OCCURS UNDER THE NOTE, WE COULD BE FORCED TO IMMEDIATELY PAY THE AMOUNTS DUE UNDER THE NOTE.

     The Secured Convertible Term Note includes provisions whereby Laurus Master Fund, Ltd., may make the amounts outstanding under the Note immediately due and payable if an event of default occurs under the Note, which events of default include:

     o  our failure to pay amounts due under the Note;

     o  breach  of any covenants under the Note, if not cured within 15 days;

     o  breach  of  any  warranties  found  in  the  Note;

     o the occurrence of any default under any agreement, which causes any contingent obligation to become due prior to its stated maturity or to become payable;

     o any change or occurrence likely to have a material adverse effect on the business, assets, liabilities, financial condition, our operations or prospects;

     o an indictment or other proceedings against us or any executive officer; or

     o a breach by us of any provision of the Securities Purchase Agreement, or any other Related Agreement.

If any event of default were to occur under the Note and Laurus was to make the entire Note immediately due and payable, and we did not have sufficient funds on hand to pay such amounts, we could be forced to sell some or all of our assets at less than fair market value, and/or abandon or curtail our business plan and operations.


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                                       21

THE ISSUANCE AND SALE OF COMMON STOCK IN CONNECTION WITH THE SECURED CONVERTIBLE TERM NOTE, COMMON STOCK PURCHASE WARRANT AND OPTION MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

          As of the Filing Date, we had 54,610,612 shares of Common Stock issued and outstanding. We are registering in this prospectus 54,921,171 shares of Common Stock consisting of 36,290,322 shares representing 150% of the shares which Laurus Master Fund, Ltd.'s Secured Convertible Term Note is convertible into at the current conversion price of $0.62 per share; 10,222,784 shares underlying Laurus' Option, which is exercisable at a cost of $0.001 per share (of which a portion of our Option was exercised to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675); 7,258,065 shares underlying Laurus' Common Stock Purchase Warrant and 900,000 shares underlying Energy Capital Solutions, LP's warrants to purchase 900,000 shares of our Common Stock, which are both exercisable at $0.80 per share; and 250,000 shares of our Common Stock which are held by Core Concepts, LLC. Although Laurus may not convert their Note and/or exercise their Warrant and/or Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding Common Stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 9.99% limit. As a result, as sequential conversions and sales take place, the price of our Common Stock may decline to the detriment of the investors in this Offering. All of the shares issuable upon conversion of the Note, Warrant and Option, may be sold without restriction once registered pursuant to this Registration Statement. The sale of these shares may adversely affect the market price of our Common Stock.


THE ISSUANCE OF COMMON STOCK UNDERLYING THE SECURED CONVERTIBLE NOTE, OPTION AND COMMON STOCK PURCHASE WARRANT WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION.

          The issuance of Common Stock upon conversion of the Secured Convertible Note ("Note"), Common Stock Purchase Warrant ("Warrant") and Option will result in immediate and substantial dilution to the interests of other stockholders since Laurus Master Fund, Ltd., may ultimately receive and sell the full amount issuable on conversion and/or exercise of the Note, Warrant and Option. Although Laurus may not convert their Note and/or exercise their Warrant and/or Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding Common Stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 9.99% limit. In this way, Laurus could sell more than this limit while never actually holding more shares than this limit prohibits. If Laurus chooses to do this, it will cause substantial dilution to our Common Stock, and could cause the value of our Common Stock to decline precipitously.

                       RISKS RELATING TO OUR COMMON STOCK
      --------------------------------------------------------------------

WE HAVE NOT PAID ANY CASH DIVIDENDS IN THE PAST AND HAVE NO PLANS TO ISSUE CASH DIVIDENDS IN THE FUTURE, WHICH COULD CAUSE THE VALUE OF OUR COMMON STOCK TO HAVE A LOWER VALUE THAN OTHER SIMILAR COMPANIES WHICH DO PAY CASH DIVIDENDS.

     We have not paid any cash dividends on our Common Stock to date and do not anticipate any cash dividends being paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our Common Stock could be less desirable to other investors and as a result, the value of our Common Stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

THE  MARKET  FOR  OUR  COMMON  STOCK  MAY  BE  VOLATILE.

     The market for our Common Stock has historically been volatile and we anticipate that such market will continue to be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual or anticipated variations in our results of operations;
     (2)  our ability or inability to generate new revenues;
     (3)  increased competition; and
     (4) conditions and trends in the oil and gas exploration industry and the market for oil and gas.

     Our Common Stock is traded on the over-the-counter Bulletin Board under the symbol "NCEY." In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our Common Stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.

     Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock and the ability of purchasers to resell our Common Stock. Additionally, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.








                  [Remainder of page left intentional blank.]

                                USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock which is being registered pursuant to this Registration Statement in connection with the Secured Convertible Term Note. However, we did receive $15,000,000 from the sale of that Note and $3,675 from the exercise of the Option and we will receive additional proceeds from the exercise of the remaining Option and Warrant and from the exercise of the Energy Capital Solutions, LP warrant. We have used and plan to use the proceeds raised through the sale of the Secured Convertible Term Note as follows:


   USE OF PROCEEDS                 EXPENSE                  PERCENTAGE OF NET
                                                                 PROCEEDS
   ---------------                 --------                 ------------------

Acquisition of
Wishbone Field                 $  11,000,000.00                   73.3%
Property

Repayment of monies
owed to Black Rock
Energy Capital, LP,            $     555,772.32                    3.7%
in connection with monies
previously loaned

Closing Fees                   $   1,161,500.00                    7.7%

Planned Drilling
Operations and Working
Capital*                       $   2,286,402.68                   15.3%

=========================      ================             ==================

TOTALS                         $  15,003,675.00                  100.0%


            *Estimated planned expenses.





                  [Remainder of page left intentionally blank.]

     We plan to use the proceeds from the exercise of the remaining Option ($6,547.78) and Warrant ($5,806,452), and the exercise of Energy Capital
Solutions, LP's warrant ($720,000), if one-third is converted, if one-half is converted and if converted in full as follows:


                        ASSUMING        ASSUMING        ASSUMING        PERCENTAGE
   USE OF PROCEEDS      ONE-THIRD       ONE-HALF          FULL            OF NET
                       CONVERSION      CONVERSION       CONVERSION       PROCEEDS
   ---------------    -------------   --------------  -------------    -----------
Purchase Additional
Leases                $1,088,833.30   $1,633,249.95    $3,266,499.89           50%

Working Capital       $1,088,833.29   $1,633,249.94    $3,266,499.89           50%

===================   ==============  ==============   ==============   ===========

   TOTALS             $2,177,666.59   $3,266,499.89    $6,532,999.78           100%


     The use of proceeds amounts given in the above table are only estimates and the timing and manner of use of the net proceeds may vary, depending on our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management's discretion.

                                DIVIDEND POLICY

     To  date,  we  have  not  declared or paid any dividends on our outstanding
Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     On November 5, 2004, our former transfer agent, Corporate Stock Transfer, Inc. ("Corporate"), filed a lawsuit for $4,535.25 against us in Denver, Colorado relating to the payment of fees associated with stock transactions and termination fees. On December 13, 2004, we filed a counterclaim against Corporate in the 11th District Court of Texas, alleging breach of contract and breach of fiduciary duty.

     In February 2005, we received correspondence from four individuals who are our former directors and employees, which alleged that we owed those former directors approximately $298,000 in accrued and unpaid wages, payroll taxes and unpaid loans and interest. We denied the individual's claims, but choose to enter into a Settlement, Release and Indemnification Agreement with three of the four individuals in July 2005, for the purpose of buying peace. In consideration for us issuing those individuals an aggregate of 58,000 restricted shares of our Common Stock, those three individuals agreed to acquit, release and forever discharge us, our principals, directors, officers, shareholders, employees, agents, representatives, successors, insurers and attorneys from any all claims, remedies, demands, debts, liens, causes of action or liabilities. We have not entered into any settlements or releases with the remaining former director and employee as of the date of this filing.

     Other than the above, we are not a party to, and none of our properties are the subject of, any material pending legal proceeding nor to our knowledge, are any such legal proceedings threatened against us.

                         DIRECTORS, EXECUTIVE OFFICERS,
                         PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of our director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our officer and director is as follows:

        NAME                 AGE             POSITION
        ----                 ---             --------

  Edward  R.  DeStefano       52             Chief Executive Officer, President,
                                             Chief Financial Officer, Secretary,
                                                   Treasurer and  Director


EDWARD R. DESTEFANO, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director

     Edward R. DeStefano has served as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director since November 2,
2004.  Mr.  DeStefano  has  served  as  the  Chief  Executive Officer of Century
Resources, Inc. since June 1985, which company became our wholly owned subsidiary in connection with the Exchange, discussed below under "Description of Business". From June 1981 to June 1985, Mr. DeStefano served as the Director of Operations of Aracca Petroleum Corporation. From January 1976 to June 1981, Mr. DeStefano was employed as an exploration associate with Gulf Oil Corporation. Mr. DeStefano obtained a Bachelors of Science degree from Ithaca College in 1975. He completed additional course work in Energy Economics at the University of Houston in 1980. Mr. DeStefano is a member of the Houston
Geological  Society,  North  Texas Oil and Gas Association, Society of Petroleum
Engineers,  and  the  American  Association  of  Petroleum  Geologists.

     Our Director will hold office until the next annual meeting of the shareholders, and/or until his successor has been elected and qualified. Our officer was elected by the Board of Directors and holds office at the pleasure of the Board.

CHANGES IN OUR OFFICERS AND DIRECTORS

     On November 2, 2004, Timothy S. Novak, R. Paul Gray, and William F. Mason resigned from their positions as Directors of us. On that same day, pursuant to a written consent without meeting of the Board of Directors, Edward R. DeStefano was appointed a Director to fill one of the vacancies on the Board and the other two vacancies remain unfilled.

     On November 2, 2004, William F. Mason resigned from his positions as Chief Executive Officer, Chief Financial Officer, and offices he held with us and Edward R. DeStefano was appointed as our Chief Executive Officer, President,
Treasurer, Secretary and Chief Financial Officer in his place, pursuant to a written consent without meeting of the Board of Directors.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of August 5, 2005, and by the officers and directors, individually and as a group.  Except  as  otherwise  indicated,  all  shares  are  owned  directly.



                                  Beneficially Owned                 Beneficially Owned
                                  Prior  to  Offering                  After  Offering
  Name  and  Address  of       --------------------------          --------------------------
    Beneficial Owner           Shares             Percent          Shares          Percent(2)
-----------------------        ------             -------         --------         ----------
   Edward R.  DeStefano        37,500,000         68.7%(1)        37,500,000          40.1%
5851 San Felipe, Suite 775
   Houston, Texas, 77057

Laurus Master Fund, Ltd.(3)
      P.O. Box 309 GT
       Ugland House
       George Town             41,674,397         44.6%(4)          -  0  -              0%
   South Church Street
      Grand Cayman,
      Cayman Islands

---------------------------------------------------------------------------------------------

   All of the officers and     37,500,000         68.7%            37,500,000         40.1%
    directors as a group
        (1 person)


(1) Using 54,610,612 shares issued and outstanding as of August 5, 2005, and not including the voting rights of our Series A Convertible Preferred Stock, which can vote an amount equal to 1,500,000 shares of our Common Stock.

(2) Using 93,510,009 shares outstanding after conversion and exercise of an aggregate of 38,889,397 shares, including 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant, 6,547,784 shares representing the amount of the Option remaining to be exercised (defined and described in greater detail above under "Description of Business"), and 900,000 shares representing full exercise of Energy Capital Solutions, LP's warrants, and not including the issuance of any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price. We are registering 150% of the shares of Common Stock underlying the Note to include for the conversion of interest on the Note and possible changes to the Fixed Conversion Price in this Registration Statement. The amount of shares and percentage listed for the column "Beneficially Owned After Offering," assumes the sale of all shares listed for each individual and entity in the column "Beneficially Owned Prior to the Offering."

(3) Includes 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant and 10,222,784 shares representing full exercise of the Option (defined and described in greater detail above under "Description of Business"), of which a portion of the Option was exercised to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675 and which amount of shares does not include the registration of any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price. We are registering 150% of the Common Stock issuable upon conversion of the Note to include for the payment of interest on the Note in shares of Common Stock and possible changes to the Fixed Conversion Price in this Registration Statement. The beneficial owner of Laurus Master Fund, Ltd. is Laurus Capital Management, LLC, a Delaware limited liability company, who manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC.

(4) Using 92,610,009 shares outstanding, assuming full conversion of the Note, and exercise of the Option and Warrant, which amount represents an aggregate of 37,999,397 shares, including 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant and 6,547,784 shares representing the remaining amount of the Option (defined and described in greater detail above under "Description of Business"), and not including the registration of any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price. We are registering 150% of the shares of Common Stock underlying the Note to include for the conversion of interest on the Note and possible changes to the Fixed Conversion Price in this Registration Statement. As a result of the Closing, Laurus has the right to convert the Note, Warrant and Option into an aggregate of approximately 41,674,397 shares of our Common Stock (assuming the full conversion of the Note, and exercise of the Warrant and Option and without taking into account any conversion for interest, or changes in the Fixed Conversion Rate), of which a portion of the Option was exercised to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675, which amount would constitute approximately 45% of our then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, Warrant and Option); however, Laurus has contractually agreed not to hold more than 9.99% of our issued and outstanding Common Stock, unless an event of default occurs or upon providing 75 days prior notice to us.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and on representations that no other reports were required, no person required to file such a report failed to file during fiscal 2004. Based on stockholder filings with the SEC, Edward R. DeStefano is subject to Section 16(a) filing requirements.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

EXPERTS

     The financial statements of New Century Energy Corp. as of December 31, 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended, have been audited by and have been included in this prospectus in reliance upon the reports of our former independent registered public accounting firm Malone & Bailey, PC, and upon their authority as experts in accounting and auditing.

     Ronald A. Lenser, of R.A. Lenser and Associates, Inc. of Houston, Texas (described in greater detail under "Oil and Gas Experts," under "Description of Business"), prepared our estimates of our net proved oil and natural gas reserves as of January 1, 2005 and January 1, 2004, described in greater detail under "Description of Business," below.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws state that we shall have the power to indemnify any of our directors, officers, employees or agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Colorado.

     Under Title 7, Article 109, of Colorado Business Corporations law, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

     A corporation may indemnify a person for reasonable expenses incurred in connection with any proceeding, made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

     (a) The person's conduct was in good faith; and

     (b) The person reasonably believed:

          (1) In the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and

          (2) In all other cases, that such conduct was at least not opposed to the corporation's best interests; and

     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

     A corporation may not indemnify a director, officer, employee, fiduciary, or agent, unless:

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

     A corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

     A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above.

     Such determination shall be made by:

     (a)  By the board of directors by a majority vote; or

     (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, or

     (c) If a majority of the directors constituting such quorum or such committee so directs, the determination shall be made:

          (1) By independent legal counsel selected by a vote of the board of directors or the committee; or

          (2)  By the shareholders.

                          GLOSSARY OF TECHNICAL TERMS
                            USED IN THIS PROSPECTUS

BARREL  OF  OIL  ("BBL"):

     Measurements which equal a barrel of oil include 159 liters, 0.159 cubic meters, 35 Imperial gallons, and 42 U.S. gallons.

BARRELS  PER  DAY  ("B/D"  OF  "BPD"):

     The number of barrels of oil produced from a well over a 24 hour period, normally an average figure from a longer period of time.

BCF:

     Billion cubic feet.

BOREHOLE  OR  BORE:

     The hole created in the earth when a well is drilled or bored.

CHOKE:

     Device to restrict rate of flow during testing or production of a well.

COMPLETION:

     The procedure by which a successful well is readied for production.

CUBIC  FEET  PER  DAY  ("CFD"):

     The number of cubic feet of natural gas produced from a well over a 24 hour period, normally an average figure from a longer period of time. Generally expressed as mcf/d = thousand cubic feet per day, mmcf/d = million cubic feet per day, or bcf = billion cubic feet per day.

CUBIC  FOOT:

     The amount of gas required to fill a volume of one cubic foot.

DISCOVERY  WELL:

     An exploratory well that encounters a previously untapped oil or gas deposit.

DOWN  HOLE  PUMP:

     A pump placed down into a well, which is used to withdraw water and/or oil.

DRY  HOLE:

     An unsuccessful well, drilled without finding commercial quantities of oil or gas.

FIELD:

     An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

EXPLORATION:

     Search for hydrocarbons by Geological and Geophysical (G&G) surveys that may be followed by exploration drilling.

EXPLORATORY  WELL:

     A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir. Generally, an exploratory well is any well that is not a development well, a service well, or a stratigraphic test well as those items are defined below.

HELD  BY  PRODUCTION  ("HBP"):

     Typically, a lease payment holds the lease on the oil and gas property until drilling and production occur, and thereafter, the lease is held by production until production stops.

INFILL  DRILLING:

     Drilling more wells into the same pool so that oil does not have to travel as far through the rock.

INJECTION  WELL:

     A well used for injecting fluids into a formation in an attempt to increase recovery efficiency.

INSIDE  FERC:

     Inside FERC ("Federal Energy Regulatory Commission") is a published gas trading report.


LEASE:

     A legal document conveying the right to drill for oil and gas, or the tract of land on which a lease has been obtained where the producing wells and production equipment are located.

LEASE  BONUS:

     The cash consideration paid by a lessee to the owner of the leasing rights, usually upon execution of an oil and gas lease. May take other forms than cash.

MBBL:

     Million Barrels.

MCF:

     Thousand cubic feet.

MMCF:

     Million cubic feet.

NATURAL  GAS:

     A naturally occurring mixture of hydrocarbon and non-hydrocarbon gases found in porous rock formations. Its principal component is methane.

OLIGOCENE:

     Third division of Tertiary period spanning an interval from about 40 to 25 million years ago.

OVERRIDING  ROYALTY  INTEREST  ("ORRI"):

     An interest in production that is created and payable out of the working interest. Usually, the term of an ORRI is for the life of the mineral lease.

PAY:

     A producing sand.

PLAY:

     A play is a set of known or postulated oil and (or) gas accumulations sharing similar geologic, geographic, and temporal properties, such as source rock, migration pathway, timing, trapping mechanism, and hydrocarbon type.

PLUG:

     A permanent plug, usually either cast iron or cement, set in a borehole to block the flow of fluids to isolate sections of the well or to permanently plug a dry hole or depleted well.

PRODUCTION  DRILLING:

     Drilling of wells in order to bring a field into production.

PRODUCTION  SCREEN:

     A liner put in a well to block the migration of formation sand into the well bore.

     PROVED OIL AND GAS RESERVES: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

          (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test.
          The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

          (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

          (iii) Estimates of proved reserves do not include the following:

               (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

               (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

               (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

               (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

PROVED  DEVELOPED  OIL  AND  GAS  RESERVES:

     Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

PROVED  PROPERTIES:

     Properties  with  proved  reserves.

PROVED  UNDEVELOPED  RESERVES:

     Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

POSSIBLE  UNDEVELOPED  RESERVES:

     Possible undeveloped reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves (see above). Additionally, they are reserves that are expected to be recovered from new wells on undrilled acreage where a relatively large expenditure is required and where reserves in formations that appear to be petroleum bearing are, based on log, core and seismic analysis. These reserves are incremental reserves which are attributed to infill drilling and are subject to technical uncertainty.

UNPROVED  PROPERTIES:

     Properties  with  no  proved  reserves.

RE-ENTRY:

     Testing a potential zone by using the borehole of a plugged and abandoned well, usually after new drilling and production has occurred in the area.

RESERVES:

     An economically recoverable quantity of crude oil and gas that has not yet been produced from reservoirs.

RESERVOIR:

     A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

SEISMIC:

     Either two-dimensional or three-dimensional, computer assisted processing of sedimentary structures, assist in planning drilling programs.

SHUT-IN  WELL:

     A well which is producing or capable of producing but is not produced. Reasons for wells being shut in may be lack of a pipeline, lack of a market, etc.

TRUE  VERTICAL  DEPTH  ("TVD"):

     The vertical distance from a point in the well (usually the current or final depth) to a point at the surface.

     WELLBORE: The hole drilled by the bit that is equipped for oil or gas production on a completed well. Also called Well or Borehole.

WELLHEAD:

     The control equipment fitted to the top of the well consisting of outlets, valves, blowout preventors.

WORKOVERS:

     Major repairs or modifications which restore or enhance production from a well.


                            DESCRIPTION OF BUSINESS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this Form SB-2, including statements under Description of Business," and " Management's Discussion and Analysis of Financial Condition and Results of Operations", constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (collectively, the "Reform Act"). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of New Century Energy Corp. ("New Century", "the Company", "we", "us" or "our," which references include the operations of Century Resources, Inc., our wholly owned subsidiary, unless otherwise stated) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

    Information regarding certain technical oil and gas exploration terms which are used throughout this Form SB-2 can be found in the section titled "Glossary of Technical Terms Used in this Prospectus," above, and investors are encouraged to review that section before reading the Description of Business Section below.

BUSINESS  DEVELOPMENT

     We are a Colorado corporation, organized under Colorado Business Corporation Law engaged in the acquisition, development, operation and exploration of oil and natural gas properties in the Gulf Coast region of the United States, primarily in Texas. Our corporate headquarters are located at 5851 San Felipe Suite 775, Houston, Texas 77057, and our phone number is 713-266-4344.

     We were incorporated in Colorado on April 18, 1997 as "Perfection Development Corporation." On September 29, 1998, we entered into an agreement pursuant to which we acquired all of the outstanding capital stock of Vertica Software, Inc., a California corporation ("Vertica California"). On December 31, 1998, Vertica California merged with and into us. We were the surviving corporation in the merger and the separate corporate existence of Vertica California ceased. Concurrently with the merger, we changed our name from Perfection Development Corporation to Vertica Software, Inc. ("Vertica").

     On February 1, 2002, our charter was automatically revoked by the Colorado Secretary of State for failure to file a periodic report. Because of Colorado statute at that time, once a charter was revoked, it could not be renewed and we were forced to file new Articles of Incorporation with the Colorado Secretary of State, which we did on December 22, 2003, as Vertica Software, Inc. Effective June 2, 2005, we filed a Statement of Merger with the Colorado Secretary of State to merge our former Colorado filings as Perfection Development Corporation/Vertica Software, Inc., with our current filings as New Century Energy Corp.

     On January 28, 2004, we filed Articles of Amendment to our Articles of Incorporation to authorize 5,000 shares of Series A Convertible Preferred Stock. On June 30, 2004, we filed Articles of Amendment to our Articles of
Incorporation to amend the Series A Convertible Preferred Stock ("Series A") designation and to authorize 2,000,000 shares of Series B Convertible Preferred Stock ("Series B"). Each share of Series A Preferred Stock is able to vote an amount equal to 300 shares of Common Stock. All shares of preferred stock rank senior to our Common Stock, as to payments of dividends and to distributions of assets upon liquidation, dissolution or winding up of us, whether voluntary or involuntary. Each share of Series B Preferred Stock is able to vote an amount equal to 2,958 shares of Common Stock. Each share of Series A Preferred Stock can be converted into 300 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. Each share of Series B Preferred Stock can be converted into 98.6 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. As of the date of the filing of this Registration Statement, there are 5,000 shares of Series A Preferred Stock outstanding and no shares of Series B Preferred Stock outstanding.

     On September 30, 2004, we affected a 1:100 reverse stock split. Unless otherwise stated, all share amounts in this Form SB-2 are provided in post-split share amounts. Also on September 30, 2004, we acquired 100% of the issued and outstanding common stock of Century Resources, Inc., a Delaware Corporation ("Century"), which is engaged in the acquisition, development, production, exploration for, and the sale of oil and natural gas in Texas, in exchange for 37,500,000 newly issued post 1:100 reverse split (as described above) shares of our Common Stock, pursuant to an Agreement and Plan of Reorganization whereby Century became our wholly-owned subsidiary (the "Exchange").

     In connection with the Exchange, and pursuant to an Agreement and Plan of Distribution, we agreed to transfer all rights to the existing installation of hardware and software used to develop intellectual property, all trademarks, copyrights and marketing materials developed for sales and distribution of such products relating to Internet/Intranet software products and services and an Internet web site for the hazardous material to our wholly owned subsidiary, ERC Solutions, Inc., a Delaware corporation ("ERC"), whose Chief Executive Officer and current majority shareholder is William Mason, our former Chief Executive Officer, which subsidiary we have agreed to spin-off into a separate, stand alone entity. Pursuant to and in connection with the Agreement and Plan of Merger, we have previously set a record date for the spin-off of the ERC shares.

     In connection with the Exchange, we changed our business focus to oil and gas exploration and production. On October 26, 2004, in connection with our new business focus, we filed Articles of Amendment with the Colorado Secretary of State, to change our name to "New Century Energy Corp.", which change became effective on November 1, 2004. Throughout this Registration Statement, all references to the "Company," "we," "us," "our," or words of similar meaning include the operations of Century, unless otherwise stated.

     In November 2004, we filed a Certificate of Correction to the previously filed Articles of Amendment, to correct the number of shares we are authorized to issue. As a result of this correction, the total number of our authorized shares are 120,000,000, of which 100,000,000 are shares of Common Stock, par value $0.001 per share, and 20,000,000 are shares of Preferred Stock, $0.001 per share ("Preferred Stock").

     On March 10, 2005, we entered into a settlement agreement with our wholly owned subsidiary, ERC, pursuant to which ERC agreed to assume all liabilities which we had at the time of the closing of the Exchange, and any other liabilities which are incurred by us in connection with the business of ERC. We have previously agreed to spin-off ERC into a separate, stand alone entity, which spin-off is described above.

     In April 2005, we entered into an Exclusive Finder's Agreement with a third party, in connection with introductions to us in connection with the sale of equity, equity-related or debt securities. We did not raise any money in connection with the sale of securities pursuant to the Exclusive Finder's Agreement and subsequently terminated the Finder's Agreement.

     In June 2005, we entered into a finder's agreement with Energy Capital Solutions, LP, to provide services to us as a finder in connection with the sale of a debt-related security which would be convertible into shares of our Common Stock. The term of the finder's agreement was sixty days. In connection with the letter agreement, we agreed to pay Energy Capital Solutions, LP an amount equal to 4.0% of the net proceeds raised from any sale of a debt-related security and to issue it warrants equal to 6.0% of the total equity of any debt-related security sold in a placement of a debt-related security, with the same terms as that of the securities sold in such debt-related offering. We paid Energy Capital Solutions, LP $599,000 and granted Energy Capital Solutions, LP 900,000 warrants exercisable at $0.80 per share, with piggyback registration rights in connection with the Closing (described and defined below), which warrants are included in this Registration Statement.

     On June 6, 2005, we entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Core Concepts, LLC ("Core Concepts"), Timothy Novak ("Novak"), our former Director, and R. Paul Gray, our former Director ("Gray") (collectively the "Parties"). The parties renegotiated the amount of shares to be issued by us in consideration for monies advanced prior to the reverse merger transaction (the "Dispute").

     Pursuant to the terms of the Settlement Agreement, we agreed to issue two hundred and fifty thousand (250,000) restricted shares of our Common Stock to Core Concepts in return for Core Concepts, Novak and Gray agreeing to release and forever discharge us, our current and former agents, attorney's, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations arising from the Dispute, as well as any other potential claims.

     We also granted Core Concepts piggy back registration rights in connection with the 250,000 shares, which shares have been included in this Registration Statement.

                                  RECENT EVENTS
                            -------------------------

PURCHASE  AND  SALE  AGREEMENT
------------------------------

     Effective on June 27, 2005, we entered into a Purchase and Sale Agreement with Hanson Resources Company, 4 Star Ventures, L.P., Bastante Mas, Ltd., A.M. Brown Family Limited Partnership, Fletcher Ventures, LLC, William Kimble, Prescio Oil & Gas, LLC, Kaye Thompson, Sierra Vista Ventures, L.P., Linda C.
Barber, B.J. Drehr, Barbara A. Hanson, Kurt M. Hanson, George E. Jochetz III, Karen Smith, John J. Surko, Neil E. Hanson, and BSC Minerals, Ltd. (collectively the "Sellers"). The Sellers were sent payment for the sales price on June 30, 2005. The effective date for ownership of the acquired interests is April 1, 2005. Through the Purchase and Sale Agreement, we acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitle us to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other licenses in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Assets"). We paid the sellers an aggregate of $11,000,000 in cash (generated through the sale of a Secured Convertible Term Note to Laurus Master Fund, Ltd., described in greater detail below) and issued the Sellers an aggregate of 1,320,000 restricted shares of our Common Stock as consideration for the sale of the Assets.

SECURITIES  PURCHASE  AGREEMENT
-------------------------------

     On June 30, 2005, we entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby we sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note"), which is convertible into an aggregate of 24,193,548 shares of our Common Stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $0.80 per share (the "Warrant"); issued an option to Laurus to purchase up to 10,222,784 shares of our Common Stock
(representing 20% of our outstanding Common Stock on a fully-diluted basis [prior to the issuance of shares in connection with the Purchase and Sale Agreement, described above]), for $0.001 per share (the "Option"); and entered into a Master Security Agreement, Registration Rights Agreement, Stock Pledge Agreement and Funds Escrow Agreement with Laurus and Century Resources, Inc., our wholly owned subsidiary, entered into a Subsidiary Guaranty with Laurus. The Note, the Warrant, the Option, the Master Security Agreement, the Registration Rights Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, the Funds Escrow Agreement and all other documents, instruments and agreements entered into in connection with the Closing, shall be referred to as the "Related Agreements."

     In connection with the Closing, we agreed to pay Laurus Capital Management, L.L.C., the manager of Laurus a fee equal to 3.50% of the aggregate principal amount of the Note, totaling $525,000, and agreed to pay Energy Capital Solutions, LP $599,000 and granted Energy Capital Solutions, LP 900,000 warrants exercisable at $0.80 per share, with piggyback registration rights in connection with a finders agreement, which warrants are included in this Registration Statement.

     In connection with the Securities Purchase Agreement, we granted Laurus the right to invest up to an additional $15,000,000, but not less than an additional $1,000,000, under the same terms and conditions of the Note and including the issuance of a proportionate amount of warrants at the same exercise price
($0.80), but no additional option, by March 27, 2006 (270 days from closing date).

SUBSIDIARY  GUARANTY  AGREEMENT  AND  COLLATERAL
ASSIGNMENT  AGREEMENT
------------------------------------------------

     Century Resources, Inc., our wholly owned subsidiary, entered into a Subsidiary Guaranty Agreement at the Closing with Laurus, whereby it agreed to guaranty the prompt payment of all amounts, when due, owed to Laurus under the Note and in connection with the Closing. We also entered into a Collateral Assignment Agreement at the Closing, whereby we agreed to assign and to grant a security interest to Laurus in all of our rights and benefits under the Purchase and Sale Agreement. Additionally, at the time of the Closing, we entered into a Master Security Agreement with Laurus, whereby we agreed to grant Laurus a continuing security interest in all of our assets, including without limitation, cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures and other tangible and intangible assets, which we now own or at any time in the future may acquire right, title or interest to.

SECURED  CONVERTIBLE  NOTE
--------------------------

     In connection with the Securities Purchase Agreement, we issued Laurus a three year Secured Convertible Note in the amount of $15,000,000, which bears interest at the prime rate (as published by the Wall Street Journal) plus 2% (currently 8.25%, with the prime rate at 6.25% as of the filing of this Registration Statement, the "Contract Rate") per year, and which at no time unless adjusted as described below, shall bear interest at less than 7% per year, which unpaid principal and unpaid accrued interest, if any, shall be due and payable on June 30, 2008 (the "Maturity Date"). The interest on the Note shall be payable monthly, in arrears, commencing on September 1, 2005 (each monthly date being a "Determination Date"). Additionally, if this Registration Statement covering the shares which the Note and Warrant are convertible into has been declared effective and our Common Stock has traded at least 25% above the "Fixed Conversion Rate," which is currently $0.62 and which is subject to adjustment as described below, for the five trading days immediately preceding a Determination Date, then the Contract Rate shall be reduced by 1%, and shall be reduced by 1% for each incremental 25% increase in the market price of our Common Stock above the then applicable Fixed Conversion Rate (for example, if our Common Stock has traded at $0.93 for the five trading days preceding a Determination Date, which amount is 50% above the current Fixed Conversion Rate ($0.62), the Contract Rate will be reduced by an aggregate of two percentage points, one percentage point for each 25% increase that our Common Stock traded above the Fixed Conversion Rate), but, in no event shall the Contract Rate at any time be less than 0%.

     Additionally, we agreed to make payments of the principal amount owing under the Note to Laurus on January 1, 2006, and on the first business day of each month thereafter, including the Maturity Date of the Note ("Principal Payment"). Each Principal Payment shall be in the amount of $250,000 together with any accrued and unpaid interest on such portion of the unpaid portion of the Notes (together with any other amounts to be paid, including the Contract Rate, the "Monthly Amount") and to pay Laurus an amount equal to the outstanding principal amount of the Note and any accrued and unpaid interest on the Maturity Date.

     Laurus must convert all or a portion of the Monthly Amount into shares of our Common Stock if: (i) the average closing price of our Common Stock for the five trading days immediately proceeding such payment is greater than or equal to 110% of the Fixed Conversion Price; and (ii) the amount of such conversion does not exceed twenty-five percent of the aggregate dollar trading volume of the Common Stock for the period of twenty-two trading days immediately preceding such payment date; however if (i) is met and (ii) is not, Laurus may convert such amount of the Monthly Amount into shares of our Common Stock that meet (i), above, assuming that such conversion does not cause Laurus to hold more than 9.99% of our then issued and outstanding stock, as described and subject to the conditions listed below. Additionally, no amount of the Monthly Amount may be converted into shares of our Common Stock unless there is an effective Registration Statement covering such shares to be converted or an exemption from registration exists under Rule 144 for such shares, and there is no event of default (as defined below). If (i) above is not met, the Monthly Amount must be payable in cash and we must pay an amount of cash to Laurus equal to 102% of the Monthly Amount.

     We may prepay the Note in cash by giving Laurus a notice of repayment, seven (7) days before such intent to prepay, and by paying Laurus an amount equal to 125% of the outstanding principal amount of the Note during the first year the Note is outstanding, 120% of the outstanding principal amount of the Note during the second year the Note is outstanding, and 115% of the outstanding principal amount of the Note during the period of time between the second anniversary of the Note until the Maturity Date.

     The Note includes a provision whereby Laurus is not entitled to convert any amount of shares which would cause Laurus to become the beneficial owner of more than 9.99% of our outstanding Common Stock, which limitation automatically becomes null and void upon the occurrence and continuance of an event of default, or upon 75 days prior notice to us. In the event that we change our Common Stock into the same or a different number of securities by reclassification or otherwise, Laurus shall have the right to purchase an adjusted number of securities and kind of securities that would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification, or other change at the sole election of Laurus.

     Additionally, the Fixed Conversion Price of the Note shall be adjusted automatically in the event that we issue any additional shares of Common Stock as a dividend or any preferred stock; subdivide our outstanding shares of Common Stock; or effect a reverse stock split, by multiplying the exercise price
(currently $0.62) by the number of our shares outstanding prior to such event and dividing that number by the number of our shares outstanding after such event. Additionally, if at any time prior to the full conversion or full repayment of the principal amount of the Note, we issue any shares, options, warrants, or other obligations, to anyone other than to Laurus (other than in connection with a company employee incentive stock plan, or to vendors for goods sold and services rendered (not to exceed 1,000,000 shares and not eligible to be sold by the holders of such shares until three years from June 30, 2005)), for consideration per share less than the Fixed Conversion Price, the Fixed Conversion Price shall immediately reset to such lower price.

     Events of default under the Note include our failure to pay amounts due under the Note; breach of any covenants under the Note, if not cured within 15 days; breach of any warranties found in the Note or any other Related Agreement; the occurrence of any default under any agreement, which causes any contingent obligation to become due prior to its stated maturity or to become payable; any change or occurrence likely to have a material adverse effect on the business, assets, liabilities, financial condition, our operations or prospects; our bankruptcy; a judgment against us in excess of $100,000, which has not been vacated, discharged or stayed, within thirty (30) days of the date of entry; our insolvency; a change in control of us; an indictment or other proceedings against us or any executive officer; if we breach any provision of the Securities Purchase Agreement, or any other Related Agreement; if the SEC puts a stop trade order or otherwise suspends our Common Stock from trading for a period of five (5) consecutive days or five (5) days during a period of ten (10) consecutive days; or our failure to deliver the Common Stock to Laurus pursuant to and in the form required by the Note.

     If an event of default were to occur under the Note, Laurus may at its option, demand repayment in full of all obligations and liabilities owed to it by us under the Note, Securities Purchase Agreement and any Related Agreement and may require us to immediately pay 130% of the principal amount outstanding under the Note, plus any accrued and unpaid interest.

COMMON  STOCK  PURCHASE  WARRANT
--------------------------------

     We granted Laurus a seven year Common Stock Purchase Warrant ("Warrant") to purchase 7,258,065 shares of our Common Stock at an exercise price of $0.80 per share. The Warrant became immediately exercisable when granted. The Warrant allows Laurus to purchase the shares until 5:00 p.m., June 30, 2012. The exercise price of the Warrant shall be adjusted automatically in the event that we issue any additional shares of Common Stock as a dividend or any preferred stock; subdivide our outstanding shares of Common Stock; or effect a reverse stock split, by multiplying the exercise price (currently $0.80) by the number of our shares outstanding prior to such event and dividing that number by the number of our shares outstanding after such event. The Warrant states that Laurus may not exercise the Warrant, if such exercise would cause Laurus to hold more than 9.99% of our outstanding Common Stock, subject to the same limitation as in the Note, as described above.

     We also granted Energy Capital Solutions, LP, 900,000 warrants immediately exercisable at $0.80 per share, under a separate warrant agreement, with piggyback registration rights pursuant to a finder's agreement in connection with the Closing, which warrants are being registered in this Registration Statement. The Warrant allows Energy Capital Solutions, LP to purchase the shares until 5:00 p.m. CST, June 30, 2008. The exercise price of the Energy Capital Solutions, LP warrants shall be adjusted automatically in the event that we issue any additional shares of Common Stock as a dividend or any preferred stock; subdivide the outstanding shares of Common Stock; or effect a reverse stock split, by multiplying the exercise price (currently $0.80) by the number of shares outstanding prior to such event and dividing that number by the number of shares outstanding after such event.

OPTION  AGREEMENT
-----------------

     At the Closing, and in connection with the Securities Purchase Agreement, we granted Laurus an option which vested immediately to purchase up to 10,222,784 shares of our Common Stock at an aggregate exercise price of approximately $10,222.78 (with a per share exercise price of $0.001). Laurus agreed under the Option not to sell any shares of Common Stock issuable upon exercise of the Option until: (a) payment in full of all of our obligations and liabilities to Laurus under the Securities Purchase Agreement, and (b) the exercise of the Warrant by Laurus; provided; however that Laurus may sell all or any portion of the Common Stock issuable upon the Option following an event of default (as defined in the Note, and described under the section titled "Secured Convertible Note," above), or with 75 days notice to us of their intent to convert and hold more than 9.99% of our outstanding Common Stock. On the day of the Closing, June 30, 2005, Laurus exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate of $3,675, leaving an option to purchase 6,547,784 shares of our Common Stock for approximately $6,547.78.

     Under the Option, if we effect a reorganization, consolidation, merger or dissolution, Laurus has the right to receive the amount of stock or other property (including cash) which Laurus would have been entitled, if Laurus had exercised the Option in full immediately prior to the reorganization, consolidation, merger or dissolution, and the Option shall continue to be binding upon such issuer and/or the person acquiring substantially all of our properties and/or assets. Additionally, under the Option, in the event that we issue additional shares of Common Stock as a dividend or other distribution on Common Stock or preferred stock, subdivide our outstanding shares of Common Stock, or combine our outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of shares that Laurus shall receive in connection with the exercise of the Option shall be increased or decreased by multiplying the number of shares of Common Stock that would be issuable prior to such event by the amount of our issued and outstanding Common Stock outstanding after such event and dividing that number by the issued and outstanding shares of Common Stock issued and outstanding immediately prior to such event. Laurus is not able to exercise the Option, if such exercise shall cause it to hold in excess of 9.99% of our issued and outstanding Common Stock, subject to the same limitation as in the Note and Warrant, as described above.


     As a result of the Closing, Laurus has the right to convert the Note and exercise the Warrant and Option into an aggregate of approximately 41,674,397 shares of our Common Stock (which amount assumes the full conversion of the Note, Warrant and Option and without taking into account any conversion for interest, or changes in the Fixed Conversion Rate), of which Laurus has previously exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate of $3,675, and which if fully converted and exercised would constitute approximately 45% of our then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, Warrant and Option); however, Laurus has contractually agreed not to hold more than 9.99% of our issued and outstanding Common Stock, unless an event of default occurs or upon 75 days prior notice to us.

REGISTRATION  RIGHTS  AGREEMENT
-------------------------------

     We gave Laurus registration rights to the shares issuable to Laurus in connection with the Note, Warrant and Option, pursuant to a Registration Rights Agreement, and such shares are being registered under this Registration
Statement. The Registration Rights Agreement provided for us to file this Registration Statement with the Securities and Exchange Commission within 30 days of the Closing; however, we were able to obtain a one week extension from Laurus, and as a result, the filing of this Registration Statement past the 30 day deadline did not cause an event of default to occur. Additionally, under the Registration Rights Agreement ,we agreed to give our best efforts to obtain effectiveness of this Registration Statement within 120 days of the Closing. If we do not obtain effectiveness of this Registration Statement within 120 days of the Closing; such Registration Statement ceases to be effective for more than 30 days or more than 20 consecutive days during the 365 day period following the effectiveness of the Registration Statement; or our Common Stock is not listed or quoted, or is suspended from trading for a period of three days, which we have been unable to cure within 30 days of notice thereof, we agreed to pay Laurus, as liquidated damages, an amount equal to $7,500 per day that such event listed above exceeds the time period given.

FIRST  AMENDMENT  TO  THE  NOTE,  WARRANT  AND  OPTION
------------------------------------------------------

     On July 25, 2005, we entered into the "First Amendment to the Note, Warrant and Option," with Laurus (the "First Amendment"), which First Amendment was consented and agreed to by Century with an effective date of June 30, 2005, whereby we modified the terms of the Note, Warrant and Option (as described and defined below) to adjust the limitation on the amount of our outstanding shares which Laurus is able to hold at any one time from 4.99% of our issued an outstanding stock (under the original provisions of the Note, Warrant and Option) to 9.99% of our issued and outstanding stock, to change the exercise price of the Option from an aggregate of $1.00 for 10,222,784 shares of our common stock (under the Options original terms) to $0.001 per share, and to clarify that Laurus is not able to sell any shares held in connection with the Option until both (a) payment in full of all of the obligations and liabilities of us to Laurus under the Securities Purchase Agreement and the Note have been paid in full and (b) the exercise of the Warrant by Laurus (unless an event of default occurs and continues to occur as described in greater detail above). The discussions of the Note, Warrant and Option found throughout this Form SB-2 Registration Statement take into account the changes to the Note, Warrant and Option, which were made in connection with the First Amendment.

                              BUSINESS OPERATIONS
                       ---------------------------------

     Since the date of the Exchange (defined above), we have focused on oil and gas exploration and production. We estimated that as of March 31, 2005, our current daily deliverability was approximately 350 Mcf per day of natural gas and 80 Bpd of crude oil. We plan to continue our recompletion and drilling program on our properties and undeveloped acreage throughout 2005 and beyond.

     During the fourth quarter of 2004, we commenced reprocessing of our 3-D seismic data base in Matagorda County, Texas (described under "Description of Property," below). We received the initial results of our first reprocessed seismic data in January 2005, and received the first phase of the new structural and stratigraphic interpretation in the third quarter of 2005, and we expect to be completed with the interpretation of such data by the beginning of the fourth quarter of 2005. We believe that the reprocessed 3-D seismic data should allow us to better locate and optimize the structural placement of our new drilling locations.

     While it is extremely difficult to accurately forecast future production, we do believe that our future drilling program will provide long-term production growth potential and will be the backbone of our growth for the foreseeable future.

     We believe that with approximately $2,286,403 remaining from the sale of the Note, exercise of a portion of the Option and our current oil and gas production, we will be able to continue our current business operations for approximately the next two years. However, we may be required to raise additional financing to pay Laurus back the money we owe under the Note, continue our oil and gas exploration activities and/or obtain future oil and gas properties. In the event we are required to raise additional financing, we plan to raise such additional financing from various sources including, but not limited to, the sale of equity in the form of restricted stock, conventional bank financing, production payment financing or a combination thereof; however, there is a risk that we will not be able to raise a sufficient amount of money and that we will be forced to curtail or abandon our business plan (described in greater detail above under "Risk Factors").

BUSINESS  STRATEGY

     As part of our corporate strategy, we believe in the following fundamental principles:

      1.  remain focused in the Texas Gulf Coast region;

      2. acquire properties where we believe additional value can be created through a combination of exploitation, development, exploration and marketing;

      3. acquire properties that give us a majority working interest and operational control or where we believe we can ultimately obtain it;

      4. maximize the value of our properties by increasing production and reserves while reducing cost; and

      5. maintain a highly experienced team of operations and exploration consultants using state of the art technology.


                          JOINT VENTURES AND AGREEMENTS
-------------------------------------------------------------------------------

     To conserve our capital requirements, we have made deals with other oil and gas companies and other industry investors who are willing to participate in our exploration and production activities.

VIKING  AGREEMENT:

     In October 2003, we executed a Right of First Refusal-Exploration Agreement ("Exploration Agreement") with Viking International Petroleum, LLC. ("Viking"). Viking holds a license to 118 square miles of 3D data in Wharton and Jackson Counties, Texas. Under the Exploration Agreement, Viking will present us drillable, seismically defined prospects, which we shall lease and either drill for our own account or promote to industry partners. Initially, the Viking agreement included 5 prospects, but it has since been expanded to include approximately 25 prospects.

     We have acquired our first two oil and gas leases relating to the Exploration Agreement. Both leases are paid up leases. The first prospect is identified as Prospect P-105 and the lease dated October 29, 2004, covers 90 acres in the I&G.N.R.R. Co. Survey No.2, Block No.2 Abstract 188, in Jackson County, Texas. The lease term is two years and expires on October 29, 2006. The second prospect is identified as Prospect P-7 and the lease dated December 10, 2004, covers 174.66 acres in the I&G.N.R.R. Co. Survey, Section 9 Abstract No. 178 in Jackson County, Texas. The lease term is two years and expires on December 10, 2006.

     We expect to acquire additional acreage in 2005 relating to the Exploration Agreement and expect to commence drilling operations on certain of the leases and prospects in the second half of 2005.

     To minimize leasing costs in connection with the ongoing oil and gas leasing program in Wharton and Jackson County, Texas, relating to the Exploration Agreement, on October 27, 2004, an agreement was signed with Lone Star Natural Resources, LLC. ("Lone Star"). Under the Loan Star agreement, Lone Star committed to provide all land, leasing and title services to put together the necessary acreage for certain undrilled 3D prospects in Wharton and Jackson County, Texas. Lone Star will be compensated for services in the form of an overriding royalty on each oil and gas lease acquired. We are responsible for funding any lease bonus to be paid for each lease. We believe that this arrangement will help us limit land and title research expenses relating to acquiring leases on the various tracts. Offers have already been made to mineral owners on various tracts, and the first leases have been acquired in Jackson County on two separate prospects. We expect to lease up to 10 separate prospects for drilling throughout 2005 and 2006.

BROOKSHIRE  DOME  FIELD  AREA:

     We have an ongoing oil and gas leasing program in Waller County, Texas in the area of the Brookshire Dome Field (described in greater detail under the section entitled "Description of Property"). We have acquired 26 leases covering approximately 25 acres in Waller County where exploration and development drilling is planned. We have commenced drilling activities on the first well in June 2005. Most of the leases expire on September 5, 2005. These leases are subject to the provisions of an agreement with Aquatic Cellulose International Corp., which is publicly traded on the Pinksheets under the symbol "AQCI." ("Aquatic" and the "Aquatic Agreement"). The Aquatic Agreement was subsequently amended by the First Amendment of Purchase and Sale & Exploration Agreement on March 7, 2005, which had an effective date of January 1, 2005 (the "Amendment"). The Amendment gives Aquatic an exclusive, non-transferable right, but not the obligation to participate with us in the first two drilling prospects developed under the Exploration Agreement with Viking in Wharton and Jackson County, Texas, by acquiring up to a 75% interest in these two prospects. Additionally, pursuant to the Amendment, Aquatic, at its option may participate up to a 50% working interest in drilling of the initial test well proposed by us on the 25 acre Isaac Holiday tract in the William Cooper Survey in the Brookshire Dome field area. If Aquatic does not elect to participate in the initial test well on this tract, it will forfeit the right to participate in any subsequent wells on this tract. Additionally, under the original Aquatic Agreement, Aquatic was granted the option to extend its participation for successive one year periods. The Amendment removed this provision and the Aquatic Agreement will now expire on December 31, 2005, without further obligation on the part of us or Aquatic, except for those obligations arising from any work in progress. Additionally, the Amendment changed the original Aquatic Agreement to allow us to receive shares in Aquatic, instead of our Chief Executive Officer, as was provided under the original Aquatic Agreement, and to reduce our shares in Aquatic from 15% under the original Aquatic Agreement to 7.5% under the Amendment, upon its reorganization and re-capitalization.

     Additionally, under the Aquatic Agreement, Aquatic purchased a 20% working interest and 16% net revenue interest in the Hamill Lease in the South Sargent Field, (described below under "Description of Property,") effective March 1, 2004.

     Upon the successful completion of any new wells which we decide to drill in 2005, of which there can be no assurance, we hope to purchase surface production equipment, down hole pumps and any other necessary equipment to produce and market the oil and gas produced. We will also be seeking new acquisitions of proven producing oil and gas reserves in 2005.

RESEARCH  AND  DEVELOPMENT

     We currently own licenses to 3-D seismic surveys and data over the South Sargent Field, Prado Field and a small portion of San Miguel Creek Field, which we plan to continue reprocessing and interpretation efforts on.

EMPLOYEES

     We have five (5) contract employees, all of whom are employed in field operations. We also have three (3) full time employees who work for us, our comptroller, our Chief Executive Officer, Edward R. DeStefano (who also serves as our President, Chief Financial Officer, Treasurer, Secretary and Director) and our officer manager.

COMPETITION

     We face competition from numerous other oil and gas exploration and development companies, which have greater resources then we do and may be better able to find and extract commercial quantities of oil and gas and may be able to offer their oil and gas products at prices lower than we can.

PATENTS,  TRADEMARKS  AND  LICENSES

     As an oil and gas operator in Texas, we are required to have a Texas Railroad Commission Operator number, which number is 141835. Additionally, we are required to, and have certain bonds in connection with our oil and gas exploration activities. We may also be required to obtain other permits from government agencies depending on the location of future exploration plans. We do not currently hold any patents or trademarks.

GOVERNMENT REGULATION

         Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact our oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and
(vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

     Management believes that we are in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed not to be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our available cash and liquidity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This  report  contains  forward  looking  statements  within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth under "Risk Factors" in this Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report. The following discussion and analysis should be read in conjunction with "Selected Financial Data" and our financial statements and notes thereto included elsewhere in this report.

OVERVIEW

     As of March 31, 2005, we estimated that our daily deliverability was approximately 350 Mcf of gas per day, and 80 Bpd of crude oil. We plan to continue our recompletion and drilling program on our owned properties and undeveloped acreage throughout 2005 and beyond.

     During the fourth quarter of 2004, we commenced reprocessing of our 3-D seismic data base in Matagorda County, Texas. We received results of our first reprocessed seismic data in January 2005 and completed the first phase of our structural and stratigraphic interpretation in June 2005. We believe that the reprocessed 3-D seismic data allows us to better locate and optimize the structural placement of our new drilling locations.

     While it is extremely difficult to accurately forecast future production, we do believe that our drilling program in Matagorda County will provide long-term production growth potential and will be the backbone of our growth for the foreseeable future.

     On June 30, 2005, we closed the acquisition of the various working, term royalty and overriding royalty interests in the Wishbone Field in McMullen County, Texas, with an effective date for ownership of April 1, 2005. We believe this was a significant acquisition for us as we added considerable natural gas reserves, which we believe will increase our cash flow significantly. Our third party engineers have attributed over 3.4 billion cubic feet of net proved gas reserves to us, with approximately $15 million of undiscounted future net income attributed to our interests. The acquisition of the Wishbone interest increased our proved gas reserves by over 300% from a total of 1 billion cubic feet of gas to a total of over 4 billion cubic feet of gas.

     We currently have development plans in the Wishbone Field to drill additional new well locations to exploit proven, probable and possible gas reserves. In July 2005, drilling operations commenced on the Lindolm-Hanson Gas Unit #10 well, which reached total depth on July 31, 2005. The well operator has plans to drill additional wells on this acreage in 2005 with the possibility of four new locations to be drilled in 2005.


COMPARISON  OF  OUR  UNAUDITED  OPERATING  RESULTS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2004.

Revenues-

     Revenues for the three months ended March 31, 2005 were $239,395 as compared to revenue of $887,030 for the three months ended March 31, 2004. Revenues from the sale of oil and gas were $239,395 for the three months ended March 31, 2005 and $570,728 for the same period in 2004. This is a decrease of 58% which is attributed to several of our Hamill wells being shut in for recompletion work. For the three months ended March 31, 2005, no oil and gas properties were sold; however, for the three months ended March 31, 2004, properties totaling $26,302 were sold; and Aquatic Cellulose International Corporation purchased a 20% working interest and 16% net revenue interest in the Hamill lease which caused a total gain on the sale of oil and gas properties of $316,302.

Expenses-

     Total  expenses  for  the  three  months  ended  March  31,  2005 increased
$1,480,813  or  568%,  to  $1,741,602 compared to $ 260,789 for the three months ended March 31, 2004. This increase was attributed to the following: an increase in general and administrative expenses of $1,563,082, to $1,581,130 for the three months ended March 31, 2005 which included stock issued to consultants for services rendered to us valued at $1,435,000, compared to general and administrative expenses of $18,048 for the three months ended March 31, 2004. Lease operating expenses decreased $16,764 or 13% to $108,894 for the three months ended March 31, 2005, compared to $125,158 for the three months ended March 31, 2004. Depreciation, depletion and amortization decreased $66,982 to $43,919 for the three months ended March 31, 2005, compared to $110,901 for the three months ended March 31, 2004.

Other  Income  (Expense)-

     We wrote down Vertica liabilities in the amount of $95,867 for the three months ended March 31, 2005. Interest expense decreased $29,769, or 47% to $33,189 for the three months ended March 31, 2005, compared to $62,958 for the three months ended March 31, 2004.

Income  Taxes-

     We recognized no benefit related to the net loss in the first three months of 2005 because we cannot be certain of the future period recoverability of tax assets generated from available net operating losses. There was no provision for state income or federal income taxes in 2005.

     Although we recorded net income for the three months ended March 31, 2004, we did not recognize a tax liability related to this net income because we were previously a Subchapter S corporation. We cannot be certain of the future period recoverability of tax assets generated from available net operating losses.

Net  Loss-

     We had a net loss of $1,444,930 for the three months ended March 31, 2005, compared to net income of $563,283 for the three months ended March 31, 2004. The two main factors which attributed to the net loss for the three months ended March 31, 2005 were that wells in the Hamill field were recompleted and not producing during this period, and the expense of consultants for services in exchange for shares of Common Stock.

COMPARISON  OF  OUR  AUDITED  OPERATING  RESULTS

FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

     Our total revenues increased $1,400,367 or 199%, to $2,105,581 for the year ended December 31, 2004 from $705,214 for the year ended December 31, 2003. This increase was attributable to an increase of $1,026,229 or 149%, in oil and gas sales, to $1,714,443 for the year ended December 31, 2004, compared to $688,214 for the year ended December 31, 2003, increases on the gain on sale of oil and gas properties of $89,138 or 743%, to $101,138 for the year ended December 31, 2004, compared to $12,000 for the year ended December 31, 2003, and increases in sale of option to participate in future property acquisitions of $290,000, to $290,000 for the year ended December 31, 2004, compared to -$0- for the previous year, which was offset by a $5,000 decrease in consulting revenue, to -$0- for the year ended December 31, 2004, compared to $5,000 for the year ended December 31, 2003.

     Our  total  expenses  for  the  year  ended  December  31,  2004  increased
$5,466,107  or  813%,  to  $6,138,136,  compared  to $672,029 for the year ended
December 31, 2003. This increase was attributable to an increase of $295,353 or 140%, in lease operating expenses, to $506,206, compared to $210,853 for the year ended December 31, 2003, an increase in production taxes of $75,858 or 238%, to $107,698 from $31,840 for the prior period, an increase in general and administrative expenses of $4,077,657, or 5,074%, to $4,158,022 for the year ended December 31, 2004, which included stock issued to consultants for services rendered to us, valued at $3,885,000, compared to $80,365 for the year ended December 31, 2003, a one time expense during the year ended December 31, 2004 consisting of the assumption of liabilities of $718,488 in connection with the Exchange (defined and described above under "Description of Business"), an increase in depreciation, depletion and amortization of $145,393 or 58%, to $397,132 for the year ended December 31, 2004, compared to $251,739 for the prior period, and an increase in interest expense of $153,358 or 158%, to $250,590 for the year ended December 31, 2004 compared to interest expense of $97,232 for the year ended December 31, 2003.

     We had a net loss of $4,032,555 for the year ended December 31, 2004, compared to net income of $33,185 for the year ended December 31, 2003, which was mainly attributable to increases in general and administrative expenses and the purchase of the Vertica shell in connection with the Exchange (defined and described above under "Description of Business"), which were not offset by our increases in total revenues.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of March 31, 2005, we had total assets of $2,690,753, which included total current assets of $733,551, which consisted of cash of $496,505, accounts receivable-trade of $165,848, accounts receivable-related party of $5,000, which amount is owed from a company owned by our Chief Executive Officer which was repaid in May 2005, inventory of $55,398, and other assets of $10,800. Non-current assets included $4,832 of office equipment, net of depreciation of $899, and $2,756,018 of total oil and gas properties, using successful efforts method of accounting, which included $2,470,529 of proved properties, $71,549 of unproved properties, and $213,940 of well related equipment and facilities, less accumulated depreciation, depletion, amortization and impairment of ($803,648) for net oil and gas properties of $1,952,370.

     As of March 31, 2005, we had total liabilities of $1,781,380, which consisted solely of current liabilities. Current liabilities consisted of $299,324 in accounts payable, $621,673 (after write down of $95,867 in debts relating to the Vertica shell, as described above) relating to liabilities assumed in our reverse merger with Vertica, $128,564 in accrued liabilities, $10,000 in notes payable to related parties, which is payable to our Chief Executive Officer and was amount was paid in May 2005, $47,869 relating to advances from investors, and $673,950 related to a note payable to Black Rock Energy Capital, Ltd. ("Black Rock")

     As  of  March  31,  2005,  we  had  negative working capital of $1,047,829.

     We had net cash provided by operating activities of $84,838 for the three months ended March 31, 2005, which included $1,444,930 of net loss, $1,435,000 for common stock for services, $43,919 of depreciation, depletion and amortization and $95,867 related to a write down of Vertica liabilities. The net cash provided by operating activities also included the following changes, ($77,508) in accounts receivable, $10,305 in inventory, $53,584 in other assets, $46,209 in accounts payable, and $114,126 in accrued liabilities.

     We had net cash used in investing activities of $201,765 for the three months ended March 31, 2005, which included $199,510 in capital expenditures for the recompletion of several wells on the Hamill property and $2,255 for the purchase of office equipment.

     We had net cash provided by financing activities of $160,651 for the three months ended March 31, 2005, which included payments of $92,208 towards the reduction of the notes payable to Black Rock, receipts of cash from sale of common stock of $57,240 and the sale of $195,619 of subscribed Common Stock.

     We raised approximately $254,436 through the sale of 861,086 shares of restricted Common Stock to non-us persons in connection with Offshore Subscription Agreements, pursuant to Regulation S of the Securities Act of 1933, during the three months ended March 31, 2005, which amount included 438,678 shares which were issued subsequent to the three months ended March 31, 2005.

     At this time, no additional financing has been secured other than the $15,000,000 raised in connection with the Securities Purchase Agreement (as described below under "Subsequent to the three months ended March 31, 2005"), and the $3,675 received in connection with the exercise of a portion of the Option for 3,675,000 shares of our Common Stock of which amount, approximately $2,286,403 remains. We have no commitments from officers, directors or affiliates to provide funding, other than the option Laurus has to invest up to an additional $15 million, which option expires March 27, 2006. Our growth and continued operations could be impaired by limitations on our access to the capital markets. In the event that we do not generate the amount of revenues from our oil and gas properties which we anticipate, and/or we decide to purchase additional oil and gas properties and are required to raise additional financing, we may be forced to scale back our operations which would have a material adverse impact upon our ability to pursue our business plan. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to our Common Stock or equity financings which are dilutive to holders of our Common Stock. In addition, in the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

     We believe we can continue our planned oil and gas operations with the amount remaining from the sale of the Note and our current cash flows in connection with the sale of oil and gas for approximately two years, assuming that our level of oil and gas production remains constant or expands and that the prices of oil and gas remain constant or increase. However, we may choose to purchase additional properties in the future, expand our oil and gas operations and/or may find substantially less oil and gas on our properties than we expect, which could force us to raise additional financing and/or scale back or curtail our business operations.

SUBSEQUENT  TO  THE  THREE  MONTHS  ENDED  MARCH  31,  2005
-----------------------------------------------------------

     During the three months ended June 30, 2005, we sold 860,860 shares of our restricted Common Stock to non-U.S. investors in connection with Offshore
Subscription Agreements, in a transaction not registered under the Act. We received approximately $402,414 from these issuances after the payment of costs associated with the transactions. We have since stopped our selling activities under Reg. S and we currently have no plans to sell any shares in connection with Offshore Subscription Agreements in the future.

     On June 30, 2005, we entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby we sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note"), which is convertible into an aggregate of 24,193,548 shares of our Common Stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $.80 per share (the "Warrant"); issued an option to Laurus to purchase up to 10,222,784 shares of our Common Stock (representing 20% of our stock on a fully-diluted basis), at an exercise price of $0.001 per share, or an aggregate exercise price of approximately $10,222.78 (the "Option"). Laurus has since exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675, leaving Laurus the option to purchase an additional 6,547,784 shares under the Option for an aggregate of approximately $6,547.78. We also entered into a Registration Rights Agreement with respect to the Note, Option and Warrant shares, which shares (along with 150% of the shares issuable upon conversion of the Note) are being registered pursuant to this Registration Statement. The Note, Warrant, Option, Registration Rights Agreement and Closing are described in greater detail under "Description of Business," above.

     We subsequently used $11,000,000 of the money raised in connection with the sale of the Note to purchase certain working interests, overriding royalty interests, and term royalty interests from various sellers, which together entitle us to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other licenses in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Assets"), pursuant to a Purchase and Sale Agreement which the sellers were sent payment in connection with on June 30, 2005. In addition to the $11,000,000 purchase price, we also issued the 17 sellers of the Wishbone interest an aggregate of 1,320,000 restricted shares of our Common Stock as consideration for the sale of the Assets.

     Additionally, we used $555,772.32 of the $15,000,000 raised in connection with the sale of the Note to pay off amounts we owed to Black Rock Energy Capital, LP ("Black Rock") in connection with non-recourse financing previously loaned to us by Black Rock. As a result of these payments, we currently owe $-0- to Black Rock as of the filing of this Registration Statement. We also paid approximately $1,161,500 in closing fees and payments to our finder in connection with the Closing, which leaves us approximately $2,286,403 in cash from the sale of the Note and exercise of a portion of the Option, which we plan to use for our planned drilling operations and working capital.

                            DESCRIPTION OF PROPERTY

OFFICE  SPACE

     We entered into an amended lease with Essex Tanglewood Investors, L.P., a Texas limited partnership, in connection with our office space lease at 5851 San Felipe, Houston, Texas, on February 14, 2004 (the "Lease"). The Lease term was for a period of thirty-nine (39) months from March 1, 2004 to May 31, 2007. In connection with the Lease, we rent 1,032 square feet for the rental cost of $1,505.00 per month.

OIL AND GAS PROPERTIES

     We operate primarily in Texas and operate under the name of Century Resources, Inc., our wholly owned subsidiary. Our Railroad Commission of Texas Operator number is 141835. We have leases on properties in the Prado Field, Jim Hogg Country, Texas; the South Sargent Field, Matagorda County, Texas; San Miguel Creek Field, McMullen County, Texas; Wishbone Field, McMullen County, Texas; and the Tenna (Hillje Sand) Field, Wharton County, Texas. Of the properties we operate, our working interest ranges from 6.2% to 100%.


WISHBONE  FIELD  -  MCMULLEN  COUNTY,  TEXAS

     Effective on June 27, 2005, we entered into a Purchase and Sale Agreement with various Sellers who were sent payment on June 30, 2005, to purchase certain working interests, overriding royalty interests, and term royalty interests, which together entitle us to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other licenses in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas.

     We are currently drilling the #10 well in the Wishbone Field, and the operator plans to move the rig to the #9 well location, or another new drilling location upon completion of drilling operations on the #10. We anticipate the combined costs of drilling and completing each new well will cost approximately $250,000.

PRADO  FIELD  LEASES,  JIM  HOGG  COUNTY,  TEXAS.

     In June 2004, we acquired leases in the Prado Field comprising 1280 acres in Jim Hogg County, Texas. The former owner was JMI Energy Inc., of Houston Texas ("JMI"). There are currently 4 active wells on this lease and 20 inactive well bores. In July 2004, under the terms of the Aquatic Agreement, Aquatic exercised its option to participate for a 50% working interest in this acquisition by purchasing a 50% working interest from us.

DEVELOPMENTS  IN  THE  PRADO  FIELD:

      On April 26, 2005, we entered into a Development Agreement relating to the Prado Field interests with Strong Petroleum Group, Inc. (a Texas corporation hereinafter "Strong") to invest and participate in the re-development of our Prado field interests ("Development Agreement"). The Development Agreement had an effective date of April 1, 2005, and was contingent upon the Kenedy Memorial Foundation of Corpus Christi, Texas, providing their written consent to the assignment of the leases covered by the Development Agreement, which written consent was received by us on May 11, 2005. The Development Agreement calls for Strong to invest at least $2.0 million in the initial work program in 2005 and to pay a signing bonus to Aquatic Cellulose International ("Aquatic") and us. Strong will pay all of the initial work program expenditures while providing Aquatic and us a 12.5% carried working interest. The scope of the "Work Program" shall, at a minimum, include the following activities: Strong will conduct a comprehensive study in the Prado Field and perform workovers as needed or in lieu of working over wells, Strong may, at its election, substitute the drilling of new wells(s), or the workover of other wells in adjacent acreage later acquired from the Kenedy Memorial Foundation of Corpus Christi, Texas and/or re-enter wells that are presently shut-in or plugged and abandoned. These alternative operations shall be pursued as necessary in combination with other workovers until the Work Program required expenditure of $2,000,000 is met, and Strong will drill, test and complete, if commercially viable, a minimum of two
(2)  new  wells  to  a  true  vertical  depth  ("TVD") not to exceed 5,500 feet.

     Strong shall be entitled to receive a Partial Assignment of the interests purchased from JMI Energy, Inc., if Strong completes the Work Program before December 31, 2005, expends no less than two million dollars ($2,000,000) in accordance with the terms of the Work Program, does not breach the Development Agreement, and has no outstanding debt which would or could support a lien on the Prado Field interests.

     If Strong is not entitled to the assignment, Strong's rights will terminate with respect to any and all producing wells associated with the Prado Field, effective December 31, 2005; Strong shall cease to be operator and shall cooperate in returning operations, including all documents thereto received or generated in that capacity to us; Strong shall execute a release of rights indicating that it does not own or claim any interest in the Prado Field; and all right title and interest in all equipment theretofore installed on the Prado Field lease shall become our property.

      On a pro-rata basis, Aquatic and we will have a one time option to elect to convert the 12.5% carried working interest to a 33.333% cost bearing working interest. Aquatic and we will reimburse Strong for their pro-rata percentage share of any increase in ownership greater than the 12.5% up to the 33.333% of the initial $2.0 million in expenditures.

SOUTH  SARGENT  FIELD-  MATAGORDA  COUNTY,  TEXAS

     We acquired 100% of the working interest in the South Sargent Field from Calpine Natural Gas and its partner ("Calpine") in January 2004. The South Sargent Field is located in Matagorda County, Texas, east of Matagorda Bay. The leasehold is approximately 3,545 acres.

     At the time of this acquisition, there were two producing wells, the Hamill #2 and Hamill #19. In March 2004, we recompleted a shut-in well on the lease, Hamill #10 and established production in the 3,345 foot sand. One of the original producing wells acquired from Calpine, the Hamill #19, ceased flowing gas after producing 615 MMCF of gas from the original completion at 3,917 feet, in May 2004. This Hamill #19 well was recompleted by us in July 2004, in a sand at 4,324 feet and this sand produced 107 MMCF of gas until it was depleted in October 2004. The Hamill #19 is currently shut-in, while the well and seismic data are being further evaluated for possible recompletion. At present, there are two (2) producing wells on the Hamill Lease, Hamill #17 and Hamill #2, with daily production in excess of approximately 350 MCFG per day; however, we can give no assurances that the wells will continue to produce at this rate, if at all, as it is impossible for us to predict what the future production of the wells will be.

     A license to a 10 square mile 3-D seismic survey ("3-D") was also acquired from Calpine and this 3-D has been reprocessed, and the first phase of the survey has been interpreted, and we expect the entire survey to be reprocessed in the third quarter of 2005. New drilling locations have been identified on this lease for drilling in 2005 and 2006. The 3-D interpretation process will be an ongoing process, with results from any new wells being integrated into the interpretation.

     During January 2005, work over operations were commenced on the Hamill #17 well which had been shut-in since 2001, by the previous owner and operator. The wellhead and surface equipment were replaced and remedial operations commenced to drill out and remove various cement and cast iron bridge plugs set inside the well casing by previous operators. The well bore was cleaned out to a depth of 4,500 feet, and tests were run in the well to evaluate potential productive sands in this well. In March 2005, the Hamill #17 well was recompleted in a stray sand at 4230 feet; and is currently producing gas at the rate of 260 MCF per day on a 7/64" choke with a flowing tubing pressure of 980 pounds per square inch ("psi"). Additional probable and proven behind pipe gas sands have been identified in the Hamill #17 well for future recompletion attempts, if/when the current completion at 4,230 feet depletes.

     We have identified potential work over operations for existing shut-in well bores in this field and completed work over operations on the Hamill #14 well in July 2005, with production established at 4209 feet at the rate of 250 MCF per day on a 8/64" choke with flowing tubing pressure of 1000 pounds per square inch. Additional probable and proven behind pipe gas sands have been identified in the Hamill #14 well for future recompletion attempts, if/when the current completion at 4,204 feet depletes. We have commenced work over operations on the Hamill #10 well bore in July 2005. A rig has been committed to this project.

SAN  MIGUEL  CREEK  FIELD-  MCMULLEN  COUNTY.  TEXAS

     The San Miguel Creek Field is located in north central McMullen County near its border with Atascosa County, approximately 75 miles due south of San Antonio, Texas. We currently own and operate the 200 acres Herrera Lease and the 40-acre Wheeler #2 lease in this field (240 acres total). We now control 100% of the working interest in the wells. A new 3D seismic survey was recently completed in this field, to help identify further drilling locations in the Wilcox formation at 6,000 feet and possibly deep seated targets down to 14,000 feet on our acreage. During 2005, we plan to acquire a portion of this new 3-D seismic survey to help delineate additional drilling prospects on our acreage, of which there can be no assurance.

TENNA  (HILLJE  SAND)  FIELD-  WHARTON  COUNTY,  TEXAS

     We acquired 100% of the working interest in three (3) wells in the Tenna field in July 2003. The field is located on county road 1300 in western Wharton County, Texas, approximately 60 miles southwest of Houston, Texas. The Hillje Sand was discovered in 1991 and has been an oil and gas producer at a shallow depth of 4,100 feet. A newer 3-D seismic survey has been shot over the field and the surrounding area and we are in discussions to acquire a portion of the survey to reprocess and interpret. There are mapped attic oil locations on our leases and we anticipate drilling new well location(s) in 2005.

OIL AND GAS ACREAGE, PRODUCTIVE WELLS, AND DRILLING ACTIVITY
DISCLOSURE OF OIL AND GAS  OPERATIONS:
------------------------------------------------------------

COMPARISON OF AVERAGE SALES PRICES OF OIL AND GAS SOLD BY US FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004.

                                         MARCH  31,  2005     MARCH  31,  2004
                                         -------------------------------------
AVERAGE SALE PRICE OF OIL                    $49.08               $33.85
  (PER BBL.)

AVERAGE SALE PRICE OF GAS                    $ 4.66               $ 4.77

ANNUAL 8/8THS GROSS OIL AND GAS PRODUCTION FROM OUR OPERATED PROPERTIES FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004.

                                         MARCH 31, 2005     MARCH 31, 2004
                                         ---------------------------------
ALL PRODUCING PROPERTIES-OIL IN BARRELS       6,850              6,878

ALL PRODUCING PROPERTIES-GAS IN MMBTU        18,077             73,525

OIL  AND  GAS  ACREAGE

     In the data below, "gross" represents the total acres or wells in which we own a working interest and "net" represents the gross acres or wells multiplied by our working interest percentage. The following table sets forth our acreage position at March 31, 2005, which amounts do not include our purchase of the Wishbone property in connection with the Purchase and Sale Agreement, described under "Description of Property":

                               Developed                Undeveloped
                      --------------------------  ------------------------
                           GROSS          NET       GROSS            NET
Jackson County, TX             0            0      264.66         264.66

Jim Hogg County, TX         1280          640           0              0

Matagorda County, TX        3645         2916           0              0

McMullen County, TX          240          240           0              0

Waller County, TX             20          2.5          25             25

Wharton County, TX           100          100           0              0
                      ------------- ------------ ------------ -----------
Total                       5285       3898.5      289.66         289.65
                      ============= ============ ============ ===========


     At March 31, 2005, our net undeveloped acreage which was subject to expiration over the next three years was approximately 0% in 2005, 100% in 2006 and 0% in 2007.

PRODUCTIVE  WELLS

     The following table sets forth our gross and net productive oil and natural gas wells at March 31, 2005:

                       Producing  Oil  Wells       Producing  Gas  Wells
                          Gross         Net          Gross       Net
                      ------------- ------------  ----------- -----------
Jim Hogg County, TX              2             1           0           0

Matagorda County, TX             0             0           2         1.6

McMullen County, TX              7             7           0           0

Waller County, TX                1          .125           0           0

Wharton County, TX               2             2           0           0

    TOTAL                       12        10.125           2         1.6
                      ============= ============ =========== ===========

  DRILLING  ACTIVITY:

     The following table sets forth the results of our drilling activities over the first quarter of 2005:

                              Oil  Wells                 Gas  Wells
                          Gross          Net         Gross         Net
                       ------------ ------------- ----------- -----------
Exploratory Wells:              0              0           0           0

Development Wells:              0              0           0           0
                      ------------ ------------- ----------- -----------

SIGNIFICANT  OIL  AND  GAS  PURCHASERS  AND  PRODUCT  MARKETING

     Oil and gas sales are made on a day-to-day basis under short-term contracts at the current area market price. For the quarter ended March 31, 2005, we had two purchasers that each accounted for 10% or more of our oil and natural gas revenues: Flint Hills Resources purchased 100% of our crude oil production on a month to month competitive contract basis. Harvest Pipeline Company ("Harvest Pipeline") purchased 100% of our natural gas production.

     Our ability to market oil and natural gas depends on many factors beyond our control, including the extent of domestic production and imports of oil and gas, the proximity of our gas production to pipelines, the available capacity in such pipelines, the demand for oil and natural gas, the effects of weather, and the effects of state and federal regulation. Our production is primarily from developed fields close to major pipelines or refineries and established infrastructure. As a result, we have not experienced any difficulty to date in finding a market for all of our production as it becomes available or in transporting our production to those markets; however, there is no assurance that we will always be able to market all of our production or obtain favorable prices.

OIL  MARKETING

     The quality of our crude oil varies by area as well as the corresponding price received. In the San Miguel Creek Field in McMullen County, Texas; the Tenna Field, Wharton County, Texas; and Prado Field, Jim Hogg County, Texas, our oil production is primarily light sweet crude, which typically sells at or near New York Mercantile Exchange ("NYMEX") West Texas Intermediate ("WTI") prices, or often at a premium.

NATURAL  GAS  MARKETING

     Virtually all of our natural gas production is close to existing pipelines. We sell all of our natural gas to Harvest Pipeline on a month to month contract with prices fluctuating from month-to-month based on a discount to the published Houston Ship Channel Inside FERC, first of month index price.

ESTIMATED NET QUANTITIES OF PROVED OIL AND GAS RESERVES AND PRESENT VALUE OF ESTIMATED FUTURE NET REVENUES

     R. A. Lenser & Associates, Inc., independent petroleum engineers located in Houston, Texas (described in further detail below), prepared estimates of our net proved oil and natural gas reserves as of January 1, 2005 and January 1, 2004. The reserve estimates were prepared using constant prices and costs in accordance with the guidelines of the Securities and Exchange Commission ("SEC"). The prices used in preparation of the reserve estimates were based on the market prices in effect as of December 31 of 2004, with the appropriate adjustments (transportation, gravity, basic sediment and water ("BS&W,") purchasers' bonuses, Btu, etc.) applied to each field. The reserve estimates represent our net revenue interests in our properties.

     Our proved undeveloped ("PUD") reserves primarily relate to reserves that are to be recovered from two new proved drilling locations. Since our South Sargent field leasehold in Matagorda County, Texas is in an area with multiple pay zones, this property has proved producing, proved non-producing and proved undeveloped reserves. Our current plans for 2005 include drilling of two (2) proven undeveloped locations in this field, which we plan to commence in the third quarter of 2005.

     Proved undeveloped reserves associated with the South Sargent field in Matagorda County, Texas account for approximately 100% of our proved undeveloped gas reserves. We consider these reserves to be lower risk than other proved undeveloped reserves that require drilling at locations offsetting existing production. All of these proved undeveloped reserves are located in favorable structural locations within known producing fault blocks, with multiple pay zones, in a field with reservoirs that historically produced substantial volumes of gas under primary production. The main reason these reserves are classified as undeveloped is because they require significant additional capital investment associated with drilling new wells and building additional sales facilities in order to produce the reserves.

ESTIMATED  PROVED  RESERVES

                                 January 1, 2005     January 1, 2004
TOTAL:
  Oil (MBbls)                                 99                 118
  Natural gas (MMcf)                       1,030                1579

Proved producing OIL MBls                     99                 118
Proved undeveloped Oil MBls                    0                   0

Proved producing Gas MMcf                    151                 495
Proved undeveloped Gas MMcf                  879                1084

INCOME DATA: (1)
FUTURE NET INCOME                     $5,300,814          $7,078,898
DISCOUNTED FNI @ 10%                  $3,756,930          $5,155,327

REPRESENTATIVE OIL AND GAS PRICES:
Oil                        -              $41.43              $31.19
Natural gas                -               $5.22               $4.69

(1) Determined based on year-end unescalated prices and costs in accordance with the guidelines of the SEC, discounted at 10% per annum.

     There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control. The reserve data included herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from our estimates. Such variations may be significant and could materially affect estimated quantities and the present value of our proved reserves. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which we or the oil and natural gas industry in general are subject.

     You should not assume that the present values referred to herein represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates, which was January 1, 2005. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions based upon changes in economic conditions, including oil and natural gas prices, as well as due to production results, results of future development, operating and development costs and other factors. Downward revisions of our reserves could have an adverse affect on our financial condition, operating results and cash flows.

                               OIL AND GAS EXPERTS
                               -------------------

R.A.  LENSER  AND  ASSOCIATES,  INC.

     Ronald A. Lenser, of R.A. Lenser and Associates, Inc. of Houston, Texas, prepared our estimates of our net proved oil and natural gas reserves as of January 1, 2005 and January 1, 2004, which are described above.

     Mr. Lenser received a Bachelor of Science degree in Petroleum Engineering in 1957, from the University of Kansas. Since 1982, he has worked as president of R.A. Lenser and Associates, Inc., a consulting an engineering company offering petroleum/reservoir engineering, the preparation of appraisal reports, acquisition projects and expert witness studies. From 1967 to 1982, Mr. Lenser served as the lead reservoir engineer for Ryder Scott Company of Houston, Texas, where he prepared appraisal reports and special studies for numerous clients throughout the United States, Canada and South America. From 1957 to 1967, Mr. Lenser was employed by Cities Service Oil Company in Bartlesville, Oklahoma, Wichita Falls, Texas and Russell, Kansas, where he prepared engineering studies relating to unitization and secondary recovery projects, recommended work-over projects and preformed various other aspects of production engineering.

     Mr. Lenser is a Registered Professional Engineer in the State of Texas, Registration No. 30558, and a member of the Society of Petroleum Engineers and the Houston, Texas Chapter of the American Petroleum Institute.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Throughout  2003, $85,955 was repaid to our Chief Executive Officer, Edward
R.  DeStefano,  in  consideration  of  monies  he  loaned  to  us.

     Throughout 2004, $169,123 was repaid to our Chief Executive Officer, Edward
R.  DeStefano,  in  consideration  of  monies  he  loaned  to  us.

     In October 2004, we loaned $5,000 which was non-interest bearing to Century Assets Corporation, a company owned solely by our Chief Executive Officer, Edward R. DeStefano which is not affiliated with us. The $5,000 was repaid to us in the second quarter of 2005.

     In December 2004, we issued 37,500,000 shares of restricted Common Stock to our Chief Executive Officer, Edward R. DeStefano, pursuant to the Exchange.

     On March 7, 2005, we entered into an amended agreement with Aquatic (as described and defined above under "Description of Property") under the original Aquatic Agreement, our Chief Executive Officer, Edward R. DeStefano, was to receive 15% of Aquatic's outstanding common stock. Under the Amendment, that percentage was changed to 7.5%, and Mr. DeStefano transferred his right to the 7.5% of Aquatic's common stock to us, which will be issued upon Aquatic's reorganization and re-capitalization.

     Throughout 2005, $10,000 was repaid to our  Chief Executive Officer, Edward
R. DeStefano, in consideration of monies he loaned to us.

                             EXECUTIVE COMPENSATION

                                                    Other(1)
                                                    Annual
Name & Principal                                    Compen-    Options
   Position             Year        Salary ($)      sation     SARs
-------------------    ------      -----------     ---------  ---------
Edward R. DeStefano     2005(2)      170,000
CEO, President CFO,     2004          70,500
Treasurer and
Secretary (3)(4)

William F. Mason(3)     2004          - 0 -
CEO and President       2003          - 0 -
                        2002          - 0 -

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individuals listed above, we have no other executive employees who have received more than $100,000.00 in compensation, including bonuses and options, during each of the last three (3) fiscal years.


(1) No Executive Officer received any LTIP payouts, restricted stock awards or bonuses during the years ended 2002, 2003, 2004, and no salaries are being accrued.

(2) It is estimated that Mr. DeStefano will earn approximately $170,000 for the fiscal year ended December 31, 2005, which amount may significantly increase or decrease based on several factors including our revenues and expenses.

(3) William F. Mason served as our Chief Executive Officer and President from October 19, 2001 to November 2, 2004, at which time he resigned and Mr.
DeStefano was appointed Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

(4) We do not currently have an employment agreement with Mr. DeStefano.

                             CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by our last annual report, December 31, 2004 (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were adequate and designed to ensure that material information relating to us and our consolidated subsidiaries would be made known to him by others within those entities.

(b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during the last fiscal year and/or up to and including the date of this filing that we believe materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

                    TABLE OF CONTENTS TO THE FINANCIAL STATEMENTS
                   ----------------------------------------------


    Audited Financial Statements of the
        Lindolm-Hanson Gas Unit Acquisition                     *


    Pro Forma Financial Information for the
        Lindolm-Hanson Gas Unit Acquisition                     *

    Unaudited Financial Statements for the
        three months ended March 31, 2005                     F-2

    Report of Independent Registered
        Public Accounting Firm                               F-10

    Audited Financial Statements for the
        fiscal year ended December 31, 2004                  F-11




* To be provided by an amendment to New Century Energy Corp's Form 8-K filed with the Securities and Exchange Commission on July 8, 2005.

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                  (unaudited)

ASSETS
Current Assets
  Cash                                                          $496,505
  Accounts receivable-trade                                      165,848
  Accounts receivable-related party                                5,000
  Inventory                                                       55,398
  Other                                                           10,800
                                                              ----------
  Total Current Assets                                           733,551
                                                              ----------
Office equipment, net of $899 accumulated depreciation             4,832
Oil and gas properties, using successful efforts
  method of accounting
  Proved properties                                            2,470,529
  Unproved properties                                             71,549
  Wells and related equipment and facilities                     213,940
                                                              ----------
                                                               2,756,018
  Less accumulated depreciation, depletion,
    amortization and impairment                                 (803,648)
                                                              ----------
  Net oil and gas properties                                   1,952,370
                                                              ----------
                                                              $2,690,753
                                                              ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                              $299,324
  Liabilities related to purchase of Vertica shell               621,673
  Accrued liabilities                                            128,564
  Notes payable to related parties                                10,000
  Advances from investors                                         47,869
  Current portion of notes payable                               673,950
                                                              ----------
  Total Current Liabilities                                    1,781,380
                                                              ----------
Contingent Liabilities                                                 0

Stockholders' Equity
  Preferred stock, $.001 par, 20,000,000 shares authorized,
    Series A convertible preferred shares, 5,000 shares
  designated and issued                                                5
    Series B convertible preferred shares, 2,000,000 shares
  designated, none issued
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 47,962,074 shares issued and outstanding          47,962
  Additional paid in capital                                   6,243,527
  Shares subscribed, 438,678 shares to be issued                 195,619
  Retained deficit                                            (5,577,740)
                                                              ----------
  Total Stockholders' Equity                                     909,373
                                                              ----------
                                                              $2,690,753
                                                              ==========

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                  (unaudited)

                                                          Three  Months  Ended
                                                           2005          2004
                                                        ---------     ---------
Revenues
  Oil and gas sales                                      $239,395      $570,728
  Gain on sale of oil and gas properties                        -       316,302
                                                        ---------     ---------
  Total Revenues                                          239,395       887,030
                                                        ---------     ---------
Expenses
  Lease operating                                         108,894       125,158
  Production taxes                                          7,659         6,682
  General & administrative                              1,581,130        18,048
  Depreciation, depletion
    and amortization                                       43,919       110,901
                                                        ---------     ---------
  Total expenses                                        1,741,602       260,789
                                                        ---------     ---------
Operating income (loss)                                (1,502,207)      626,241
                                                        ---------     ---------
Other income (expense)

  Write down of Vertica liabilities                        95,867             -
  Interest expense                                        (33,189)      (62,958)
  Other income                                              4,599             -
  Other expenses                                          (10,000)            -
                                                        ---------     ---------
  Total other income (expense)                             57,277       (62,958)
                                                        ---------     ---------
Income (loss)
  before income taxes                                  (1,444,930)      563,283

 Income tax expense (benefit)                                   -             -
                                                        ---------     ---------
  NET INCOME (LOSS)                                   $(1,444,930)     $563,283
                                                        =========     =========

Basic and diluted earnings per share                        $(.03)         $.02
                                                            =====          ====
Weighted average common shares used in
  computing earnings per share                         46,568,101    37,500,000
                                                      ===========   ===========

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                   Three Months Ended March 31, 2005 and 2004
                                  (unaudited)

                                                          2005           2004
                                                       ----------      ---------
Cash flows from operating activities
  Net income (loss)                                   $(1,444,930)     $563,283
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
    Depreciation, depletion and amortization               43,919       110,901
    Write down of Vertica liabilities                     (95,867)            -
    Gain on sale of oil and gas properties                      -      (316,302)
    Stock for services                                  1,435,000             -
  Changes in:
    Accounts receivable                                   (77,508)      (51,902)
    Inventory                                              10,305       (48,406)
    Other assets                                           53,584             -
    Accounts payable                                       46,209       (23,842)
    Accrued liabilities                                   114,126         4,667
                                                       ----------     ---------
  Net cash provided by operating activities                84,838       238,399
                                                       ----------     ---------

Cash flows from investing activities
  Capital expenditures on oil and gas properties         (199,510)   (1,243,493)
  Proceeds from sale of oil and gas property                    -       500,000
  Purchase of office equipment                             (2,255)       (1,753)
                                                       ----------     ---------
  Net cash used in investing activities                  (201,765)     (745,246)
                                                       ----------     ---------
Cash flows from financing activities
  Proceeds from additions to long-term debt                     -     1,304,500
  Proceeds from the sale of common stock                   57,240             -
  Proceeds from the sale of subscribed common stock       195,619             -
  Payments to reduce long-term debt                       (92,208)     (170,093)
  Investor payments for drilling                                -          (587)
  Repayments to sole shareholder                                -      (159,000)
  Proceeds from sole shareholder                                -         4,489
                                                       ----------     ---------
Net cash provided by financing activities                 160,651       979,309
                                                       ----------     ---------
Net increase in cash                                       43,724       472,462

Cash at beginning of the period                           452,781        76,577
                                                       ----------     ---------

Cash at end of the period                                $496,505      $549,039
                                                       ==========      ========

Supplemental Cash flow Information:
Interest                                                  $33,189       $62,958
Income taxes                                                    -             -

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                  (unaudited)

NOTE  1  -  BASIS  OF  PRESENTATION

     Certain information and footnote disclosures normally in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission; however, management believes the disclosures which are made are adequate to make the information presented not misleading. These financial statements and footnotes should be read in conjunction with the financial statements and notes thereto included in New Century Energy Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

     The financial information of New Century Energy Corp. ("New Century" or the "Company") and its wholly owned subsidiaries, Century Resources, Inc. and ERC Solutions, Inc., for the three months ended March 31, 2005 and 2004, has not been audited. However, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the periods presented have been included therein. The results of operations for the first three months of the year are not necessarily indicative of the results of operations that might be expected for the entire year.

NOTE  2  STOCKHOLDERS'  EQUITY

Preferred  stock  -

     The 5,000 shares of Series A convertible preferred stock outstanding became convertible at the option of either the holder or New Century on March 5th 2005 into 1,500,000 shares of common stock. As of March 31, 2005, none have been converted. New Century is currently trying to negotiate with the holder of the Series A convertible preferred stock regarding the possible transfer of a portion of the common stock issuable upon conversion of the Series A convertible preferred stock to extinguish liabilities relating to the purchase of the Vertica shell.

Common  stock  -

     In January 2005, New Century issued 2,050,000 shares of common stock to three individuals for legal and business development consulting services at a value of $1,435,000. The shares were valued at $.70 per share, which approximates market value based on recent sales of the Company's common stock.

     In the first quarter of 2005, New Century issued 422,408 shares of common stock to 45 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933. New Century received net proceeds of $57,240 after offering costs of $6,360.

Shares  subscribed  -

     As of March 31, 2005, New Century has received net proceeds of $195,619, after offering costs of $28,301, for 438,678 shares of common stock in connection with Offshore Subscription Agreements in a transaction not registered under the Securities Act of 1933. The common stock was issued in April 2005.

Earnings  per  share  -  Weighted  average  shares

     Basic earnings per share is computed by dividing net income or loss attributable to common stock by the weighted average number of common shares outstanding during each period. Diluted earnings per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of common stock equivalents. The Company uses the treasury stock method to determine the dilutive effect. For the three months ended March 31, 2005 and 2004, there was no dilutive effect of common stock equivalents.

NOTE  3  -  OTHER  INCOME  (EXPENSE)

     At March 31, 2005, $95,867 was released from the initial liability recorded in connection with the reverse merger with Vertica. This write down was a result of creditor settlements and the expiration of a four year statute of limitations on other previously reported liabilities.

NOTE  4  -  INCOME  TAXES

     New Century accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes. The liability method provides that the deferred tax assets and liabilities are recorded based on the difference between the book and tax basis of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are carried on the balance sheet with the presumption that they will be realizable in future periods when pre-tax income is generated.

     SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on these criteria, management has concluded that no deferred tax assets are to be recorded related to the net operating loss carryforwards at December 31, 2004 and March 31, 2005, because we cannot be certain of the future period recoverability of tax assets generated from any available net operating loss carryforwards.

NOTE  5  -  EMPLOYEE  BENEFIT  PLANS

401(k)  Plan

     As a result of the Vertica reverse merger, New Century assumed an employee benefit plan under Section 401(k) of the Internal Revenue Code("401(k) plan"). The 401(k) plan is available to all full-time employees. Employees may make contributions up to a specified percentage of their compensation. The Company is not obligated to make contributions under the 401(k) plan.

2004 Directors, Officers and Consultants Stock Option, Common Stock Warrant and Stock Award Plan ("2004 Plan")

     On December 8, 2004, the Company registered 9,700,000 shares of its common stock for its 2004 plan. The aggregate number of shares that may be optioned subject to conversion or issued under the 2004 plan is 13,000,000 shares of common stock, warrants, options, preferred stock, or any combination thereof ("Company Securities"). The Company's Board of Directors administers the 2004 Plan and has sole discretionary authority to describe, authorize and designate the directors, employees and consultants who will be granted Company Securities under the 2004 Plan. On January 5, 2005, 2,050,000 shares were issued under the 2004 Plan, and 5,550,000 shares were issued under the 2004 Plan in 2004, for a total of 7,600,000 shares issued pursuant to the 2004 Plan as of March 31, 2005. As of March 31, 2005, there were no options or warrants granted or outstanding under the 2004 Plan.

2002  Employee  Stock  Purchase  Plan

     Also in connection with the Vertica reverse merger, the Company assumed the 2002 Employee Stock Purchase Plan ("2002 ESPP"), whereby the Company may issue up to an aggregate of 70,000 shares of common stock to employees at 85% of the lower of fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of the Company's stock were granted under the 2002 ESPP in 2005 or 2004 and there were no options to purchase shares of the Company's common stock at March 31, 2005.

2000  Employee  Stock  Purchase  Plan

     The Vertica reverse merger also provided for the Company's assumption of the 2000 Employee Stock Purchase Plan ("2000 ESPP") whereby the Company may issue up to an aggregate of 30,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of the Company's stock were granted under the 2000 ESPP in 2005 or 2004 and there were no options to purchase shares of the Company's common stock at March 31, 2005.

NOTE  6  -  CONTINGENCIES

     In the ordinary course of business, the Company is subject to various claims and litigation. The Company vigorously defends its legal position when these matters arise, and maintains operator's insurance coverage which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.

     In February 2005, the Company received correspondence from former directors and employees of the Company, which alleged that the Company owed these former directors approximately $297,985 in accrued and unpaid wages, payroll taxes and unpaid loans. This correspondence threatened litigation against the Company, and the Company has agreed to settle this claim in return for 100,000 restricted shares of its common stock, which settlement documents have been drafted but have not been executed as of the date of this report. Due to the preliminary status of the settlement, $347,830 has been accrued at March 31, 2005.

     The Company has also received correspondence from individuals formerly associated with the Company, alleging that they are owed 500,000 shares of the Company's common stock in connection with the extinguishment of debt. The Company is currently pursuing a settlement. The Company has not accrued any liability for this matter at March 31, 2005, as it is pursuing settlement through repayment in shares by a former Vertica officer and shareholder and the likelihood of such settlement cannot be reasonably estimated.

NOTE  7  -  PROFORMA  FINANCIAL  INFORMATION

     The following proforma financial information reflects New Century's results of operations as if the reverse merger occurred on January 1, 2004.

                                  Century     Vertica     Proforma      Proforma
                                 Resources    Software   Adjustments    Combined
                                 -----------------------------------------------
Three Months Ended March 31, 2004
---------------------------------
Revenues                          $ 887,030   $      -    $       -     $887,030
                                  =========   =========   =========     ========
Net Income                        $ 563,283   $ (38,861)  $       -     $524,422
                                  =========   =========   =========     ========
Earnings per Share                $    .02    $   (.00)   $       -     $    .01
                                  =========   =========   =========     ========

NOTE  8  -  SUBSEQUENT  EVENTS

     On February 3, 2005, New Century entered into a Memorandum of Understanding ("MOU")with Shengkang Energy International, Inc. (now doing business as Strong Petroleum Group, Inc. a Texas corporation hereinafter "Strong") to invest and participate in the re-development of New Century's Prado field interests. The MOU calls for Strong to invest at least $2.0 million in the initial work program in 2005 and to pay a signing bonus to New Century and Aquatic Cellulose
International ("Aquatic"). Strong will pay all of the initial work program expenditures while providing New Century and Aquatic a 12.5% carried working interest.

     On April 26, 2005, the parties executed the final Development Agreement for the Prado Field, subject to receiving a consent from the lessor for an anticipated future partial assignment. This consent was received on May 11, 2005. Strong paid New Century a $25,000 deposit towards the project on April 7, 2005. On May 12, 2005 Strong paid New Century the balance due under this Development Agreement of $200,000. All of these payments will be shared equally with Aquatic.

     On April 5, 2005, New Century entered into an agreement with an individual to convert $20,000 of debt into 30,000 shares of New Century's restricted common stock.

     On April 11, 2005, New Century entered into an agreement with another individual to convert $10,000 of debt into 16,000 shares of New Century's restricted common stock.

     In April 2005, New Century issued an aggregate of 992,850 shares of restricted common stock to an escrow agent, including 438,678 shares subscribed at March 31, 2005, in connection with Offshore Subscription Agreements in a transaction not registered under the Securities Act of 1933. New Century raised $459,331 after offering costs of $57,886 in connection with these issuances.

     In April 2005, the Company entered into an Exclusive Finder's Agreement ("Finder's Agreement") with a third party ("Finder"), in connection with introductions to the Company in connection with the sale of equity, equity-related or debt securities ("Securities"). The Company has not raised any money in connection with the sale of Securities pursuant to the Finder's
Agreement as of the date of this report. Finder has the right to receive compensation of seven percent (7%) of the gross offering of the receipt of any funds from Securities sold and the right to receive warrants to purchase shares of the Company's Common Stock equal to three percent (3%) of the compensation raised as a result of Finder's introductions to the Company. As of the date of this report the Company has raised no money in connection with the Finder's Agreement. The Company has the right to terminate the Finder's Agreement upon written notice at any time after May 12, 2005.

     In May 2005, the Company raised $93,136, after offering costs of $10,354, in additional funds in connection with the sale of 204,936 common shares in connection with Offshore Subscription Agreements in a transaction not registered under the Securities Act of 1933, which shares have not been issued as of the date of this report.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board of Directors
New Century Energy Corp. (formerly Vertica Software, Inc.)
Houston,  Texas

We have audited the accompanying balance sheet of New Century Energy Corp. as of December 31, 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of New Century's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Century Energy Corp. as of December 31, 2004 and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Malone  &  Bailey,  PC
www.malone-bailey.com
---------------------
Houston,  Texas

February  22,  2005


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                                  BALANCE SHEET
                                December 31, 2004
  ASSETS
Current Assets
  Cash                                                        $   452,781
  Accounts receivable - trade                                      88,340
  Accounts receivable - related party                               5,000
  Inventory                                                        65,703
  Other assets                                                     64,384
                                                                ----------
  Total Current Assets                                            676,208
                                                                ----------

Office equipment, net of $610 accumulated depreciation              2,869
Oil and gas properties, using successful efforts
  method of accounting
  Proved properties                                             2,326,515
  Unproved properties                                              16,053
  Wells and related equipment and facilities                      213,939
                                                                ----------
                                                                2,556,507
  Less accumulated depreciation, depletion,
    amortization and impairment                                  (760,017)
                                                                ----------
  Net oil and gas properties                                    1,796,490
                                                                ----------
                                                              $ 2,475,567
                                                                ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                            $   253,115
  Liabilities related to purchase of Vertica shell                717,540
  Accrued liabilities                                              14,439
  Advances from investors                                          47,869
  Current portion of notes payable                                776,158
                                                                ----------
  Total Liabilities                                             1,809,121
                                                                ----------
Contingent Liabilities
Stockholders' Equity
  Preferred stock, $0.001 par, 20,000,000 shares authorized,
    Series A Convertible Preferred shares, 5,000 shares
  designated and issued                                                 5
    Series B Convertible Preferred shares, 2,000,000 shares
  designated, none issued                                               -
  Common stock, $0.001 par value, 100,000,000 shares
    authorized, 45,489,666 shares issued and outstanding           45,488
  Additional paid in capital                                    4,753,763
  Retained deficit                                             (4,132,810)
                                                                ----------
  Total Stockholders' Equity                                      666,446
                                                                ----------
                                                              $ 2,475,567
                                                                ==========

                See accompanying summary of accounting policies
                       and notes to financial statements.


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2004 and 2003

                                                  2004      2003
                                               ---------  ---------
Revenues
  Oil and gas sales                          $ 1,714,443   $688,214
  Gain on sale of oil and gas properties         101,138     12,000
  Sale of option to participate in future
     property acquisitions                       290,000          -
  Consulting                                           -      5,000
                                               ---------  ---------
  Total revenues                               2,105,581    705,214
                                               ---------  ---------
Expenses
  Lease operating                                506,206    210,853
  Production taxes                               107,698     31,840
  General & administrative                     4,158,022     80,365
  Purchase of Vertica shell                      718,488          -
  Depreciation, depletion, amortization
     and impairment                              397,132    251,739
  Interest                                       250,590     97,232
                                               ---------  ---------
  Total expenses                               6,138,136    672,029
                                               ---------  ---------
  NET INCOME (LOSS)                          $(4,032,555)  $ 33,185
                                               =========  =========

                See accompanying summary of accounting policies
                       and notes to financial statements.


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years Ended December 31, 2004 and 2003

                           Preferred Stock           Common Stock
                        Shares       Amount        Shares      Amount
                       --------    ----------    ----------  ----------
Balances,
December 31, 2002             -             -           500     $11,550

Net income (loss)             -             -             -           -
                       --------    ----------    ----------  ----------
Balances,
December 31, 2003             -             -           500      11,550

Conversion of debt        5,000             5             -           -

Reverse merger                -             -    37,984,059      26,433

Stock for services            -             -     5,550,000       5,550

Stock for cash                -             -     1,099,107       1,099

Stock for debt                -             -       856,000         856

Imputed interest              -             -             -           -

Net income (loss)             -             -             -           -
                       --------    ----------    ----------  ----------
Balances,
December 31, 2004         5,000    $        5    45,489,666     $45,488
                       ========    ==========    ==========  ==========


                See accompanying summary of accounting policies
                       and notes to financial statements.


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2004 and 2003

                                   (CONTINUED)

                        Additional
                          Paid In        Retained
                          Capital         Deficit       Totals
                        -----------    ------------    ----------
Balances,
December 31, 2002                 -       (133,440)     (121,890)

Net income (loss)            33,185         33,185
                        -----------    ------------    ----------
Balances,
December 31, 2003                 -       (100,255)      (88,705)

Conversion of debt                -              -             5
Reverse merger              (26,438)             -            (5)

Stock for services        3,879,450              -     3,885,000
Stock for cash              466,531              -       467,630

Stock for debt              427,144              -       428,000

Imputed interest              7,076              -         7,076

Net income (loss)                 -     (4,032,555)   (4,032,555)
                        -----------    ------------    ----------
Balances,
December 31, 2004       $ 4,753,763    $ (4,132,810)   $ 666,446
                        ===========    ============    ==========

                See accompanying summary of accounting policies
                       and notes to financial statements.

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                            STATEMENTS OF CASH FLOW
                     Years Ended December 31, 2004 and 2003

                                                            2004         2003
                                                         ----------    ---------
Cash Flows Used in Operating Activities
  Net income (loss)                                     $(4,032,555)  $  33,185
  Adjustments to reconcile net income to net cash
    used in operating activities:
    Imputed interest                                          7,076           -
  Stock for services                                      3,885,000           -
    Depreciation, depletion, amortization and impairment    397,132     251,739
    Gain on sale of oil and gas properties                 (391,138)    (12,000)
  Changes in:
    Accounts receivable - trade                              31,258     (82,316)
  Accounts receivable - related                              (5,000)          -
    Inventory                                               (65,703)          -
    Other assets                                            (64,384)          -
    Accounts payable                                        120,540      43,207
    Liabilities related to purchase of Vertica shell        717,540           -
    Accrued expenses                                         42,439           -
                                                         ----------    ---------
  Net Cash Provided by Operating Activities                 642,205     233,815
                                                         ----------    ---------

Cash Flows used in Investing activities
  Proceeds from sale of oil and gas properties              569,983      45,000
  Purchase of fixed assets                                   (3,479)          -
  Capital expenditures for oil and gas properties        (1,672,981)   (648,710)
  Proceeds from buyer deposit on February 2004 sale               -      80,000
                                                         ----------    ---------
  Net Cash Used in Investing Activities                  (1,106,477)   (523,710)
                                                         ----------    ---------
Cash Flows from Financing Activities
  Proceeds from additions to  debt                        1,304,500     303,646
  Proceeds from sale of common stock                        467,630           -
  Payments to reduce  debt                                 (734,953)   (203,835)
  Reimbursements to investors                               (27,578)    (81,807)
  Repayments to officer                                    (169,123)    (85,955)
  Advances from investors                                         -      30,000
                                                         ----------    ---------
  Net Cash Provided by (Used in) Financing Activities       840,476     (37,951)
                                                         ----------    ---------
Net change in cash                                          376,204    (327,846)
Cash at beginning of year                                    76,578     404,424
                                                         ----------    ---------
Cash at end of year                                     $   452,782   $  76,578
                                                         ==========    =========
Cash paid during the year for:
  Interest, net of interest capitalized
    of $0 and $22,528 in 2004 and 2003                  $         -   $ 104,696
  Income taxes                                                    -           -
Supplemental non-cash activities:
  Debt exchanged for 856,000 shares of common stock     $   428,000   $       -


                See accompanying summary of accounting policies
                       and notes to financial statements.

                            New Century Energy Corp.
                        (formerly Vertica Software, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature  of  operations  and  organization

Century Resources, Inc. ("Century") was incorporated in Delaware on September 16, 1985 for the acquisition, development, production exploration for, and the sale of, oil, gas and natural gas liquids in Texas. On September 30, 2004, Century was acquired by Vertica Software, Inc., which was incorporated in Colorado on April 18, 1997 as "Perfection Development Corporation," and which later changed its name to "Vertica Software, Inc." on December 31, 1998, in connection with a merger with Vertica Software, Inc., a California corporation (the "Acquisition"). The Acquisition was accounted for as a tax-free reverse reorganization. As a result of the Acquisition, Century became a wholly owned subsidiary of Vertica Software, Inc., which changed its name to "New Century Energy Corp." ("New Century") on November 1, 2004, in connection with the Acquisition and its change in business focus. New Century sells its oil and gas products primarily to domestic pipeline companies. Even though Century was acquired by New Century, Century is treated as the accounting acquirer.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents.

Oil and Gas Properties. Century uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. In 2004 and 2003, impairments of $0 and $16,053 were recorded, respectively. Other unproved properties are amortized based on Century's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. For New Century, asset retirement obligations primarily relate to the abandonment of oil and gas producing facilities. The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

Interest is capitalized on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use. Interest of $0 and $22,528 was capitalized in 2004 and 2003, respectively.

Long-lived  assets

Long lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Income Taxes. New Century recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. New Century provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Loss per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2004 and 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements. Century does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE  2  -  OIL  AND  GAS  PROPERTIES

On February 2, 2004, New Century purchased a 100% working interest in the South Sargent Field in Matagorda County, Texas from two sellers for an adjusted purchase price of $1,318,492. In March 2004, New Century sold 20% of its interest in this property to a third party. In July 2004, New Century sold 50% of its interest in another property to a third party. The proceeds received from these two sales totaled $359,953, realizing a total gain of $94.484 from these sales. In the March 2004 agreement, the third party advanced an additional $290,000 as a non-refundable deposit on the right to participate in specified new drilling opportunities.

NOTE  3  -  ADVANCES  FROM  INVESTORS

New Century receives monies from investors for specific projects from time to time. As of December 31, 2004, $47,869 advanced by investors was being held for repayment.

New Century repaid $26,991 to an investor in March 2004. As of December 31, 2004, the balance owed to this investor was $0.

NOTE 4 - DEBT

New Century's debt and production payments consist of the following as of December 31, 2004:

     Production payments due to Black Rock Energy Capital,
       repayable from various percentages from 25% - 60%
       of proceeds from the sale of oil and gas from all
       of New Century's Herrera, Wheeler, Hamill and Tenna
       wells, including interest at 18%                       $755,875

     Installment note payable to Wells Fargo Bank,
       repayable in 13 remaining equal monthly
       installments of $1,489, including 10% interest,
       no collateral                                            20,283
                                                              --------
                                                              $776,158
                                                              ========

NOTE 5 - COMMITMENTS

New Century's office lease was renewed in February 2004 and expires May 31, 2007. Minimum lease payments are due as follows: $18,060 in each of 2005 and 2006, and $7,525 in 2007. Total rent expense for the years ended December 31, 2004 and 2003 was approximately $15,442 and $9,126, respectively.

NOTE  6  -  PREFERRED  STOCK

The 5,000 shares of Series A convertible preferred stock outstanding is convertible at the option of either the holder or New Century on March 5, 2005 into 1,500,000 shares of common stock. As of December 31, 2004, none had been converted. New Century is currently trying to negotiate with the holder of the Series A convertible preferred stock regarding the possible transfer of a portion of the common stock issuable upon conversion of the Series A convertible preferred stock to extinguish a portion of New Century's debt.

NOTE  7  -  COMMON  STOCK

In December 2004, New Century issued 1,099,107 shares of common stock to 148 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933. New Century received net proceeds of $467,630 after offering costs of $63,070.

On December 29, 2004, New Century issued 5,550,000 shares of common stock to three individuals for consulting services. The shares were valued at $0.70 per share.

On December 30, 2004, New Century entered into a Securities Purchase agreement with a lender, in which the lender forgave $428,000 of debt owed in exchange for 856,000 shares of New Century's common stock.


NOTE  8  -  EMPLOYEE  BENEFIT  PLANS

401(k)  Plan

     As a result of the Vertica reverse merger, New Century assumed an employee benefit plan under Section 401(k) of the Internal Revenue Code("401(k) plan"). The 401(k) plan is available to all full-time employees. Employees may make contributions up to a specified percentage of their compensation. The Company is not obligated to make contributions under the 401(k) plan.

     2004 Directors, Officers and Consultants Stock Option, Common Stock Warrant and Stock Award Plan ("2004 Plan")

     On December 8, 2004, New Century registered 9,700,000 shares of its common stock for its 2004 Plan. The aggregate number of shares that may be optioned subject to conversion or issued under the 2004 plan is 13,000,000 shares of common stock, warrants, options, preferred stock, or any combination thereof ("Company Securities"). New Century's Board of Directors administers the 2004 Plan and has sole discretionary authority to describe, authorize and designate the directors, employees and consultants who will be granted securities under the 2004 Plan. 5,550,000 shares were issued under the 2004 Plan in 2004. As of December 31, 2004, there were no options or warrants granted or outstanding under the 2004 Plan.

2002  Employee  Stock  Purchase  Plan

     Also in connection with the Vertica reverse merger, New Century assumed the 2002 Employee Stock Purchase Plan ("2002 ESPP"), whereby New Century may issue up to an aggregate of 70,000 shares of common stock to employees at 85% of the lower of fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of stock were granted under the 2002 ESPP in 2004 and there were no options to purchase shares of the common stock at December 31, 2004.

2000  Employee  Stock  Purchase  Plan

     The Vertica reverse merger also provided for New Century's assumption of the 2000 Employee Stock Purchase Plan ("2000 ESPP") whereby New Century may issue up to an aggregate of 30,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of stock were granted under the 2000 ESPP in 2004 and there were no options to purchase shares of common stock at December 31, 2004.

NOTE  9  -  SUBSEQUENT  EVENTS

In January 2005, New Century entered into agreements to issue 2,050,000 shares of common stock to three individuals for consulting services at a value of $1,435,000.

In January 2005, the Company issued an additional 422,408 shares of the Company's restricted common stock to 45 investors in connection with offshore subscription agreements.

On March 10, 2005, New Century entered into an agreement with its wholly owned subsidiary, ERC Solutions, Inc. ("ERC"), pursuant to which ERC agreed to assume all liabilities of New Century which New Century had at the time of the closing of the reverse reorganization, and any other liabilities which are incurred by New Century in connection with the business of ERC. These liabilities Will remain on the books of New Century until the liabilities are paid or forgiven.

NOTE  10  -  SUPPLEMENTAL  OIL  AND  GAS  INFORMATION  (Unaudited)

Reserve  Information

The following estimates of proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of New Century's reserves. New Century emphasizes that reserve estimates are inherently imprecise. Accordingly, these estimates are expected to change as future information becomes available. All of New Century's reserves are located in Texas and Louisiana, which are considered a single geographic area.


Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.


                                                   2004               2003
                                               Oil       Gas      Oil      Gas
                                             (MBbls)   (MMcf)   (MBbls)   (MMcf)
                                             -------   ------   ------    ------
Proved developed reserves
     Beginning  of  year                         118      107       50       110
     Revisions  of  previous  estimates           21      (33)
     Purchases  of  minerals  in  place            0     1284       91         0
     Production                                  (26)    (242)     (23)       (3)
                                             -------   ------   ------    ------
     End  of  the  year                          113     1116      118       107
                                             -------   ------   ------    ------

Standardized Measure of Discounted Future
  Net Cash Flows at December 31, 2004                                    (000's)
                                                                          ------
    Future cash inflows                                                  $10,310
    Future production costs                                              (3,234)
    Future development costs                                             (1,016)
    Future income tax expenses, at 34%                                   (2,060)
                                                                          ------
          Future gross cash flows                                          4,000

    Less:  10% annual discount for
          estimated  timing  of  cash  flows                             (1,577)
                                                                          ------
  Standardized measures of discounted future net cash flows
    relating to proved oil and gas reserves                               $2,423
                                                                          ======

The  following  reconciles  the change in the standardized measure of discounted future  net  cash  flow  during  2004

Beginning of year                                                         $3,429
  Sales of oil and gas produced, net of production costs                 (1,714)
  Net changes in prices and production costs                                 208
  Improved recovery, less related costs                                      n/a
  Net changes in estimated future development costs                          n/a
  Revisions of previous quantity estimates                                   500
  Future income tax expense                                                    0
                                                                          ------
End of year                                                               $2,423
                                                                          ======


    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     Effective April 11, 2005, the client-auditor relationship between us and Malone & Bailey, PC ("Malone") ceased as the former principal independent accountant was dismissed. On that same day, we engaged Helin, Donovan, Trubee & Wilkinson LLP, Certified Public Accountants ("Helin") as our principal independent accountant for the fiscal year ending December 31, 2005. The decision to change accountants from Malone to Helin was approved by our Board of Directors on April 11, 2005. Malone had succeeded Randolph Scott and Company, Certified Public Accountants ("Scott"), who had served as our principal independent accountant until November 12, 2004, when Malone was engaged. Malone had previously audited the financial statements of our wholly owned subsidiary, Century Resources, Inc., and had audited our balance sheet as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2003 and December 31, 2004.

     Scott's report on the financial statements of us for the fiscal years ended December 31, 2002 and December 31, 2003, and any later interim period, including the interim period to and including the date the relationship with Scott ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about our ability to continue as a going concern. Malone's report on our financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of our last two fiscal years ended December 31, 2004 and 2003, and any later interim period, there have been no disagreements with Scott or Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Scott or Malone would have caused Scott or Malone to make reference to the subject matter of the disagreement(s) in connection with their report on our financial statements. There have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during our two most recent fiscal years ended December 31, 2004, and any later interim period, including the period up to and including the date the relationship with Scott ceased, and including the period up to and including the date our relationship with Malone ceased.

     We have authorized Scott and Malone to respond fully to any inquiries of Helin relating to their engagement as our principal independent accountant. We have requested that Scott and Malone review the disclosure of our change in independent accountants which were filed with the SEC in an Form 8-K on December 1, 2004, relating to the change from Scott to Malone and on April 14, 2005, relating to the change from Malone to Helin, and both Scott and Malone have been given an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of their views, or the respect in which they did not agree with the statements made by us herein. Such letters were filed as Exhibits to our Form 8-K's filed with the SEC on December 1, 2004 and April 14, 2005, and are incorporated herein by reference.

     We had not previously consulted with Helin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions) between us and Malone and/or Scott, our previous principal independent accountants, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during our two most recent fiscal years ended December 31, 2004, neither have we received any written report nor any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

     Helin had reviewed the disclosure in our Form 8-K filed with the SEC on April 14, 2005, before it was filed with the SEC and was provided an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304 of Regulation S-B. Helin did not furnish such a letter to the SEC. Similarly, Malone reviewed our disclosure in our Form 8-K filed with the SEC on December 1, 2004, regarding the change in accountants from Scott to Malone, and was provided an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304 of Regulation S-B. Malone did not furnish such a letter to the SEC.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue up to 120,000,000 shares of stock, of which 100,000,000 are shares of Common Stock, $0.001 par value per share and 20,000,000 shares are shares of Preferred Stock, $0.001 par value per share. We have 5,000 shares of Series A Preferred Stock authorized and 2,000,000 shares of Series B Preferred Stock authorized. There are 5,000 shares of Series A Preferred Stock issued and outstanding and -0- shares of Series B Preferred Stock outstanding as of the filing of this Registration Statement. As of August 5, 2005, there were 54,610,612 shares of Common Stock issued and outstanding.

COMMON STOCK

     The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of Common Stock are entitled to share prorata in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have he ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore. The outstanding Common Stock is validly issued, fully paid and non-assessable.

PREFERRED STOCK

     On  June  30,  2004,  we  filed  Articles  of  Amendment to our Articles of
Incorporation to amend the Series A Convertible Preferred Stock ("Series A Preferred Stock") designation and to authorize 2,000,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Series A Preferred Stock is able to vote an amount equal to 300 shares of Common Stock. All shares of preferred stock rank senior to all of our other stock, as to payments of dividends and to distributions of assets upon liquidation, dissolution or winding up of us, whether voluntary or involuntary. Each share of Series B Preferred Stock is able to vote an amount equal to 2,958 shares of Common Stock. Each share of Series A Preferred Stock can be converted into 300 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. Each share of Series B Preferred Stock can be converted into 98.6 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved.

     All 5,000 shares of Series A Preferred Stock are held by our former Chief Executive Officer, William Mason, which whom we are in discussions with regarding the conversion and subsequent return of some amount of the converted shares of our Common Stock for cancellation.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 54,610,612 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 250,000 of those 54,610,612 shares, which are held by Core Concepts, LLC and 3,675,000 shares which are held by Laurus Master Fund, Ltd., and an additional 50,996,171 shares of Common Stock, which are currently unissued, to be resold pursuant to this prospectus will be eligible for immediate resale in the public market, subject to Laurus Master Fund, Ltd. never holding more than 9.99% of our outstanding Common Stock at any one time, unless an event of default occurs, or they give us 75 days notice of their intent to hold more than 9.99% of our outstanding Common Stock (as described above under "Description of Business"). The 50,996,171 shares includes 24,193,548 shares representing the complete conversion of the Note and 12,096,774 shares representing interest and/or changes in the Fixed Conversion Price of the Note, 7,258,065 shares representing complete exercise of the Warrant and 6,547,784 shares representing the remaining portion of the Option (defined and described in greater detail above under "Description of Business") and 900,000 shares representing complete exercise of Energy Capital Solutions, LP's warrants, which amount of shares will be available for immediate sale if and when Laurus chooses to convert the Note and exercise the Warrant, and the remaining 6,547,784 shares issuable pursuant to the Option (subject to the 9.99% limitation described above) and if and when Energy Capital Solutions, LP chooses to exercise its warrants.

     Upon the effectiveness of this Registration Statement, there will be approximately 42,837,108 shares of our Common Stock which will be subject to the resale provisions of Rule 144, assuming that no additional restricted shares are made free trading pursuant to Rule 144 andassuming that Laurus never converts an amount of the Note and/or exercises an amount of the Warrants or Option, which would result in it being deemed an affiliate of us, and therefore subject to the volume limitations described below. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock. Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of us may include our directors, executive officers, and persons directly or indirectly owning 10% or more of our outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     As of the date of this filing, we have 54,610,612 shares of Common Stock outstanding. This prospectus relates to the resale of 54,921,171 shares of Common Stock by the Selling Security Holders. The Selling Security Holders are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act" or the "1933 Act"). None of the Selling Security Holders have held any position, office, or had any other material relationship with us, our predecessors or affiliates within the past three years, other than Core Concepts, LLC, of which the beneficial owners are Timothy Novak, a former Director of us, and R. Paul Gray, a former director of us who resigned from their positions as Directors of us on November 2, 2004.

     Upon the effectiveness of a Registration Statement pursuant to the Securities Act to which this prospectus is a part, all 54,921,171 shares of Common Stock registered pursuant to this Registration Statement will be freely tradable without restriction or further registration under the Securities Act, assuming the full conversion of the Note, and exercise of the Warrant and Option by Laurus (and assuming Laurus is not deemed an affiliate and subject to the volume limitation provisions of Rule 144, as described above), and the conversion by Energy Capital Solutions, LP of its warrants and the conversion of 12,096,774 shares in connection with interest on the Note and -0- shares will be subject to the volume limitations of Rule 144. Sales of a substantial number of shares of our Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

     The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Security Holders. We will not receive any proceeds from the resale of Common Stock by the Selling Security Holders.


                              SELLING STOCKHOLDERS

                               COMMON                         COMMON         COMMON
                               STOCK          PERCENTAGE       STOCK          STOCK          PERCENTAGE
                            BENEFICIALLY        OWNED       INCLUDED IN    BENEFICIALLY     OWNED AFTER
                             OWNED PRIOR        BEFORE         THIS         OWNED AFTER       OFFERING
       NAME                  TO OFFERING      OFFERING(1)    PROSPECTUS       OFFERING (2)      (1)(2)
  --------------             -----------     ----------    ------------    --------------   ------------

Laurus Master Fund, Ltd.
P.O. Box 309 GT
Ugland House               41,674,397(4)        44.6%        41,674,397         - 0 -           0%
George Town                                      (5)
South Church Street
Grand Cayman, Cayman
Islands (3)
------------------------   -------------     -----------   ------------    --------------   ------------
Energy Capital Solutions, LP
2651 North Harwood, Suite
410                                              1.6%
Dallas, Texas 75201(6)        900,000(7)         (8)            900,000         - 0 -           0%
------------------------   -------------     -----------   ------------    --------------   ------------
Core Concepts, LLC
44050 Ashburn Plaza, Suite
195                                                *%
Ashburn, VA 20147 (9)         250,000            (10)           250,000         - 0 -            0%
------------------------   -------------     -----------    -----------    --------------   ------------

* less than one percent (1%).


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling security holder holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

No Selling Security Holders has held any position or office, or had any material relationship with us or any of our affiliates within the past three (3) years, other than Core Concepts, LLC, whose beneficial owners are Timothy Novak, a former Director of us, and R. Paul Gray, a former director of us who resigned from their positions as Directors of us on November 2, 2004.

(1) Does not include any voting rights associated with the 5,000 issued and outstanding shares of Preferred stock, which shares can vote in aggregate an amount equal to 1,500,000 shares of Common Stock.

(2) Assumes that all Common Stock listed in the column, "beneficially owned prior to the offering," for each selling shareholder will be sold.

(3) The beneficial owner of Laurus Master Fund, Ltd. is Laurus Capital Management, LLC, a Delaware limited liability company who manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC.

(4) Includes 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant and 10,222,784 shares representing full exercise of the Option, of which a portion of the Option was exercised by Laurus to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675, leaving 6,547,784 shares remaining to be purchased by Laurus pursuant to the Option for an aggregate consideration of approximately $6,547.78, (defined and described in greater detail above under "Description of Business") and does not include the registration of any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price. We are registering 150% of the Common Stock issuable upon conversion of the Note to include for the payment of interest on the Note in shares of Common Stock and possible changes to the Fixed Conversion Price in this Registration Statement.

(5) Assuming 92,510,009 shares outstanding assuming full conversion of the Note, and exercise of the Warrant and Option, which amount represents an aggregate of 41,674,397 shares, including 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant and 10,222,784 shares representing full exercise of the Option, of which a portion of the Option was exercised by Laurus to purchase 3,675,000 shares of our Common Stock for an aggregate consideration of $3,675, leaving 6,547,784 shares remaining to be purchased by Laurus pursuant to the Option for an aggregate consideration of approximately $6,547.78 (defined and described in greater detail above under "Description of Business"), and not including the registration of any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price, or the issuance of any shares in connection with Energy Capital Solutions, LP's warrants. We are registering 150% of the Common Stock underlying the Note to include for the conversion of interest on the Note and possible changes to the Fixed Conversion Price in this Registration Statement. As a result of the Closing, Laurus has the right to convert the Note, Warrant and Option into an aggregate of approximately 41,674,397 shares of our Common Stock (assuming the full conversion of the Note, and full exercise of the Warrant and Option and without taking into account any conversion for interest, or changes in the Fixed Conversion Rate), of which 3,675,000 shares of our Common Stock have been issued pursuant to the Option as of this filing, and 6,547,784 shares remain to be exercised, which shares would constitute approximately 45% of our then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, and exercise of the Warrant and Option); however, Laurus has contractually agreed not to hold more than 9.99% of our issued and outstanding Common Stock, unless an event of default occurs or upon providing 75 days prior notice to us.

(6) The beneficial owners of Energy Capital Solutions, LP are Keith Behrens and Russell Weinberg, its managing directors.

(7) Assuming full conversion of Energy Capital Solutions, LP's 900,000 warrants into shares of our Common Stock.

(8) Using 55,452,612 shares outstanding assuming the full conversion of Energy Capital Solutions, LP's 900,000 warrants and no conversion of the Note, or exercise of the Warrant or the exercise of the 6,547,784 shares remaining under the Option.

(9) The beneficial owners of Core Concepts, LLC are Timothy Novak, a former Director of us, and R. Paul Gray, a former director of us who resigned from their positions as Directors of us on November 2, 2004.

(10) Using 54,452,612 shares outstanding as of August 5, 2005, and no conversion of the Note, and no exercise of the Warrant, or the exercise of the 6,547,784 shares remaining under the Option, or Energy Capital Solutions, LP warrants.

                              PLAN OF DISTRIBUTION

          The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately-negotiated transactions;
          o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. As discussed above in the section entitled "RISK FACTORS", if the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this prospectus.

     Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders will be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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                                       76

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. Below are the high and low bid prices for our Common Stock for the past two (2) fiscal years, and for the quarters ended March 31, 2005 and June 30, 2005. On November 2, 2004 in connection with the Exchange and our change in business focus, we changed our name to "New Century Energy Corp." and our securities began trading under the symbol "NCEY." Previous to our name change and the Exchange, described above, our securities traded under the symbol "VERI."

     The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                        BID PRICES(1)
             QUARTER ENDED          HIGH             LOW
             -------------          ----             ---
             June 30, 2005          $1.70            $0.53
             March 31, 2005         $1.75            $0.53

             December 31, 2004      $1.25            $0.55
             September 30, 2004(1)  $1.30            $0.06
             June 30, 2004          $1.90            $0.70
             March 31, 2004         $3.40            $1.10

             December 31, 2003      $4.00            $1.00
             September 30, 2003     $2.50            $1.20
             June 30, 2004          $3.70            $1.10
             March 31, 2003         $8.50            $2.00


(1) We affected a 1 for 100 reverse stock split effective September 30, 2004, and the bid prices for the quarters ended March 31, 2003 to September 30, 2004 retroactively reflect this split.

     There were approximately 480 holders of record of our Common Stock as of August 5, 2005. We have never paid a cash dividend on our common stock and we do not anticipate the payment of a cash dividend in the foreseeable future. We intend to reinvest in our business operations any funds that could be used to pay a cash dividend. Our Common Stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5.00 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions we currently meet) is considered a penny stock.

The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the Rules affect the ability of broker-dealers to sell our shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our securities may be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of purchasers of the securities to resell them.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.










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                                       78

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

              See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description                                            Amount to be Paid
------------------------------------------             -----------------
Filing Fee - Securities and Exchange Commission        $       3,167.72*
Attorney's fees and expenses                                  45,000.00*
Accountant's fees and expenses                                10,000.00*
Transfer agent's and registrar fees and expenses               1,500.00*
Printing and engraving expenses                                1,500.00*
Miscellaneous expenses                                        10,000.00*
                                                              ----------
Total                                                  $      71,167.72*
                                                              ==========

           * Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     In October 2004, 200,000 restricted shares of our Common Stock were issued to Brooke Capital LLC in consideration for investor relations services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 37,500,000 shares of restricted Common Stock to its Chief Executive Officer, Edward R. DeStefano, pursuant to the Exchange. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

     In December 2004, we issued 1,099,107 shares of our restricted common stock to 148 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). This issuance included 21,929 shares of our restricted common stock which we had previously agreed to issue to six investors in connection with Offshore Subscription Agreements which were entered into in November 2004. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

     On December 30, 2004, we entered into a Securities Purchase Agreement ("Agreement") with Blackcap Diamond Fidelity LP LLLP, a Delaware limited partnership ("Blackcap"), and Omega Capital Opportunities LP LLLP, a Delaware limited liability partnership ("Omega"), (collectively the "Parties"). Under the Agreement, in consideration for us issuing 214,000 restricted shares of our Common Stock to Blackcap and 642,000 restricted shares of our Common Stock to Omega (collectively the "Shares"), Blackcap forgave a promissory note for $400,000 entered into between Blackcap and our wholly owned subsidiary Century Resources, Inc., on January 30, 2004. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued 422,408 shares of our restricted Common Stock to 45 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Act. We claim an exemption from registration afforded by Regulation S for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

     In April 2005, we issued an aggregate of 992,850 shares of our restricted common stock to an escrow agent, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). This amount included 314,415 shares of restricted Common Stock which was sold by us in February and March 2005. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     In April 2005, we issued 16,000 restricted common shares to Beau Price and 30,000 restricted common shares to Lynn Landrum in connection with debt conversion agreements entered into to convert $10,000 and $20,000, respectively, into shares of our common stock. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued 250,000 shares of our restricted common stock to Core Concepts in connection with a Settlement Agreement. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued 309,676 shares of our restricted Common Stock to 49 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Act. We received approximately $138,699 from these issuances after the payment of costs associated with the transaction. We claim an exemption from registration afforded by Regulation S for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing. Subsequent to the issuance of the 309,676 shares, we learned that 2,988 shares more than the amount subscribed for were issued and those shares have since been returned to our transfer agent and cancelled.

     On June 29, 2005, we issued 1,320,000 restricted shares of our Common Stock to the Sellers of the Assets (described above under "Description of Business," above) in connection with the Purchase and Sale Agreement entered into on June 24, 2005. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

     On June 30, 2005, we entered into a Securities Purchase Agreement, Secured Convertible Term Note (the "Note"), Secured Common Stock Purchase Warrant (the "Warrant"), Option Agreement (the "Option"), and other Related Agreements (defined above under "Description of Business," above) with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), for the sale of (i) $15,000,000 in the form of a convertible Note that may be converted into approximately 24,193,546 shares of Common Stock at $0.62 per share; (ii) a Warrant to purchase 7,258,065 shares of Common Stock at $0.80 per share; and (iii) an Option to purchase 10,222,784 shares of our Common Stock, representing 20% of our Common Stock on a fully-diluted basis (prior to the issuance of shares in connection with the Purchase and Sale Agreement, described under "Description of Business," above) for aggregate consideration of approximately $10,222.78 or $0.001 per share. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     On July 29, 2005, we issued 3,675,000 restricted shares of our Common Stock to Laurus in connection with the exercise of $3,675 of the Option on June 30, 2005, which leaves 6,547,784 shares remaining to be exercised in connection with the Option. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     On July 29, 2005, we issued an aggregate of 58,000 restricted shares of our Common Stock to three of our former employees in connection with a Settlement, Release and Indemnification Agreement (described under "Legal Proceedings," above). We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

ITEM 27. EXHIBITS

Exhibit No.       Description of Exhibit
----------        ----------------------

2.1(1)            Agreement and Plan of Reorganization
                      (without exhibits)

3.1(2)            Articles of Incorporation

3.2(2)            Certificate of Amendment to Articles of Incorporation

3.3(3)            Certificate of Amendment to Articles of Incorporation

3.4(3)            Certificate of Amendment to Articles of Incorporation

3.5(3)            Certificate of Correction filed with the
                     Colorado Secretary of State

3.6(2)            Bylaws

4.1(4)            2004 Directors, Officers and Consultants Stock
                     Option, Stock Warrant and Stock Award Plan

5.1*              Opinion and consent of David M. Loev, Attorney
                     at Law re: the legality of the shares being registered

10.1(5)           Securities Purchase Agreement

10.2(6)           Agreement with ERC Solutions, Inc.

10.3(6)           Subscription Agreement with Kitaro, Inc.

10.4(6)           Purchase and Sale & Exploration Agreement with
                    Aquatic

10.5(6)           First Amendment of Purchase and Sale & Exploration
                    Agreement with Aquatic

10.6(9)           Development Agreement  with  Strong
                    (with  all confidential information removed)

10.7(10)          Settlement Agreement and  Mutual  Release

10.8(11)          Securities Purchase Agreement between Laurus
                     Master Fund, Ltd. and New Century Energy Corp.

10.9(11)          Secured Convertible Term Note

10.10(11)         Common Stock Purchase Warrant;

10.11(11)         Master Security Agreement;

10.12(11)         Registration Rights Agreement.

10.13(11)         Option Agreement

10.14(11)         Purchase and Sale Agreement

10.15*            Finder's Warrant

16.1(7)           Letter  from  Randolph  Scott  and  Company,
                     Certified  Public Accountants

16.2(8)           Letter  from  Malone  and  Bailey,  PC,  Certified
                     Public Accountants

21.1*             Subsidiaries of the Company

23.1*             Consent of Malone & Bailey, PC, Certified Public
                     Accountants

23.2*             Consent of David M. Loev, Attorney at Law
                    (included in Exhibit 5.1)

23.3*             Consent of R. A. Lenser & Associates,
                    independent petroleum engineers

99.1* R.A. Lenser and Associates, Inc. Summary Letter of Reserves and Future Production of Century Resources, Inc.'s Oil and Gas Properties as of January 1, 2004

99.2* R.A. Lenser and Associates, Inc. Summary Letter of Reserves and Future Production of New Century Energy Corp.'s Oil and Gas Properties as of January 1, 2005

(1) Filed as exhibit 99 to the Form 8-K filed October 20, 2004, and incorporated by reference herein.

(2) Filed as exhibits 2.1, 2.2, and 2.3 to our Form 10-SB, filed January 7, 2000, and incorporated herein by reference.

(3) Filed as exhibits 3.1, 3.2, and 3.3 to our quarterly report for the period ended September 30, 2004, and incorporated herein by reference.

(4) Filed as exhibit 4.1 to our S-8 Registration Statement filed on December 9, 2004, and incorporated herein by reference.

(5) Filed as exhibit 10.1 to our Form 8-K filed January 6, 2005, and incorporated herein by reference.

(6) Filed as exhibits to our 10-KSB filed on March 31, 2005, and incorporated herein by reference.

(7) Filed as exhibit 16.1 to our Form 8-K filed December 1, 2004, and incorporated herein by reference.

(8) Filed as exhibit 16.2 to our Form 8-K filed on April 14, 2005, and incorporated herein by reference.

(9) Filed as exhibit 10.4 to our Form 10-QSB filed on May 23, 2005, and incorporated herein by reference.

(10) Filed as exhibit 10.1 to our Report on Form 8-K, filed on June 16, 2005, and incorporated herein by reference.

(11) Filed as exhibits to our Report on Form 8-K, filed on July 8, 2005, and incorporated herein by reference.

*     Filed herein

ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

          1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration
               Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

          2. For determining any liability under the Securities Act, treat each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

          3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.



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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, Texas, August 5, 2005.

NEW CENTURY ENERGY CORP.

/s/ Edward R. DeStefano
-----------------------
EDWARD R. DESTEFANO
Chief Executive Officer, President, Chief Financial Officer and
Chief Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Edward R. DeStefano
-----------------------
EDWARD R. DESTEFANO
Chief Executive Officer, President, Chief Financial Officer, Chief Accounting
Officer, Treasurer, Secretary   and sole Director

August 5, 2005

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